Exhibit 10.4

                                    SHOPPING CENTER LEASE

CB  Richard Ellis
BROKERAGE AND MANAGEMENT LICENSED REAL ESTATE BROKER



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            TABLE OF CONTENTS
                                                                                                              PAGE

           Article 1      LEASE OF PREMISES.................................................................    1
           Article 2     LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT....................................    1
           Article 3     DEFINITIONS........................................................................    1
           Article 4     EXHIBITS AND ADDENDA...............................................................    2
           Article 5     SHOPPING CENTER PLAN...............................................................    3
           Article 6     OTHER TENANCIES....................................................................    3
           Article 7     DELIVERY OF POSSESSION.............................................................    3
           Article 8     TENANT'S WORK......................................................................    3
           Article 9     RENT...............................................................................    3
           Article 10    NET SALES..........................................................................    4
           Article 11    POSSESSION AND USE.................................................................    5
           Article 12    UTILITIES SERVICES.................................................................    5
           Article 13    INDEMNITY BY TENANT................................................................    6
           Article 14    INSURANCE - WAVER OF SUBROGATION...................................................    6
           Article 15    TITLE OF LANDLORD..................................................................    7
           Article 16    TENANT'S RIGHT TO MAKE ALTERATIONS.................................................    7
           Article 17    MECHANICS' LIENS...................................................................    8
           Article 18    ADVERTISING MEDIA..................................................................    8
           Article 19    FIXTURES AND PERSONAL PROPERTY.....................................................    8
           Article 20    ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP.............................    9
           Article 21    TENANT'S CONDUCT OF BUSINESS.......................................................   10
           Article 22    REPAIR AND MAINTENANCE OF THE PREMISES.............................................   10
           Article 23    CASUALTY DAMAGE AND RECONSTRUCTION.................................................   11
           Article 24    EMINENT DOMAIN.....................................................................   11
           Article 25    COMMON AREAS.......................................................................   12
           Article 26    DEFAULTS BY TENANT.................................................................   13
           Article 27    DEFAULTS BY LANDLORD...............................................................   14
           Article 28    ATTORNEYS' FEES....................................................................   15
           Article 29    SUBORDINATION - ATTORNMENT.........................................................   15
           Article 30    QUIET POSSESSION...................................................................   15
           Article 31    MERCHANTS' ASSOCIATION.............................................................   15
           Article 32    CAPTIONS; JOINT AND SEVERAL LIABILITY..............................................   15
           Article 33    NOTICES............................................................................   16
           Article 34    OBLIGATIONS OF SUCCESSORS..........................................................   IS
           Article 35    CONSENT OF LANDLORD AND TENANT.....................................................   16
           Article 36    SECURITY DEPOSIT...................................................................   16
           Article 37    MISCELLANEOUS......................................................................   16
           Article 38    BROKERS............................................................................   18

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                                    SHOPPING CENTER LEASE CB
   Richard Ellis
                                    BROKERAGE AND MANAGEMENT
                                    LICENSED REAL ESTATE BROKER



     This Lease between ECTC-LLC a California Limited Liability Company ("Landlord"), and Temecula Valley Bank. N.A. ("Tenant"), is dated February 28. 2001


1. LEASE OF PREMISES.

In consideration of the Rent (as defined at Section 9.5) to be paid by Tenant and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the plan attached hereto as Exhibit "A", and further described at Section 3.J. The Premises are located within the Shopping Center described in Section 3.1. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord and other tenants, subtenants and invitees of the Shopping Center, to use of the Common Areas (as defined at Section 3.d.).

2. LEASE REVIEW OBLIGATIONS OF LANDLORD AND TENANT.

Landlord and Tenant acknowledge and agree that each has the responsibility to personally review and approve the contents of this Lease and to have this Lease reviewed, approved, and modified as needed by its attorneys before the Lease is signed.

3. DEFINITIONS.

As used in this Lease, the following terms shall have the following meanings:

a.   Annual Percentage Rental Rate (Section 9.4): _ N/A % of Tenant's Net Sales.

b.   Broker(s)

          Landlord's Broker: CB Richard Ellis. Inc.

          Tenant's Broker: Owsley Kugler-


          Commision Payable to Landlord's Broker (Section 38.1): $ Per Broker's agreement with Landlord.

     Landlord's Broker hereby discloses to Landlord and Tenant that Landlord's Broker is acting in this transaction as the agent of (check applicable box below):

           x Landlord exclusively; or D both Landlord and Tenant.

     Landlord and Tenant each consent to such representation by Landlord's
     Broker.

c. Commencement Date: The earliest of the following dates:

     (i) The date Tenant initially opens for business in the Premises;

     text removed


     (ii) See Addendum, (iii) This lease shall commence upon delivery of the premises from Landlord to Tenant In its current "as is"condition. Rent shall commence ninety (90) days following least commencement. Tenant's Tentative Commencement Date (Article 7) 3-1-2001

     Tenant shall commence Tenant's Work promptly upon substantial completion of Landlord's Work and shall diligently complete Tenant's Work so that Tenant can promptly open for business in the Premises.

 d. Common Areas: All areas, structural portions, facilities and equipment of the Shopping Center outside the Premises and the premises of other tenants, but within the exterior boundaries of the Shopping Center that are provided and designated by Landlord from time to time for the general use, benefit and/or convenience of Tenant and/or other tenants of the Shopping Center and/or their respective authorized representatives and invitees. Common Areas include without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, service corridors, public restrooms, stairways, roofs, walls, plazas, malls (including any enclosed malls where climate control is provided), throughways, loading areas, parking areas, and roads, all as generally shown on the plan attached hereto as Exhibit "A". Landlord shall have the right to regulate or restrict the use of the Common Areas.

 e. Floor Area: As to both the Premises and the Shopping Center, the respective measurements of floor area as are from time to time subject to lease by Tenant and all tenants of the Shopping Center, respectively, as determined and applied by Landlord on a consistent basis throughout the Shopping Center.

 f. Index (Section 9.2): The United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, Average, Subgroup "All Items" (1982 - 84 = 100).


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     g.   Landlord's Mailing Address: c/o Essex Realty. 3146 Redhin Avenue.
          Suite 150. Costa Mesa. CA 92626


          Tenant's Mailing Address: 27710 Jefferson Avenue, Suite A-100, Temecula, CA 92593-0690

                           See Addendum 9.2a attached

     h. Minimum Annual Rent (initial) (Section 9.1): S xxxxxxxxx per year, payable in twelve (12) equal monthly installments each year.

          Outside Date for Delivery of Possession (Article 7): June 1, 2001.



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     Premises: That portion of the Shopping Center containing approximately
     3,290 square feet of Floor Area, shown by diagonal lines on Exhibit "A", located on the first level of the Shopping Center and designated space . Tha Premises has dimensions of approximately feot in frontaqo and approximately -- foot in depth. 301 North Magnolia Avenue, Suite 101.


     k.   Security Deposit (Article 36): $ 4.770.50.

     I. Shopping Center: The building of which the Premises is a part (the "Building") and any other buildings and improvements on the real property (the "Property") located at 301-399 Magnolia Avenue (north) El Cajon CA.and further described on Exhibit "A". The Shopping Center is known as EL CAJON TOWNE CENTER_____________________________.

     m. Tenant's First Adjustment Date (Section 9.2): The first day of the calendar month following the Commencement Day plus 12 months.

     n.   Tenant's Proportionate Share (initial) 3.97%

     Such share is a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of the buildings in the Shopping Center available for exclusive use and occupancy by tenants (excluding the Floor Area of those areas, if any, designated by Landlord on Exhibit "A" as "Major Stores"), as determined by Landlord from time to time on a consistent basis. As of the date of this Lease the Shopping Center (excluding any Major Stores) contains a total Floor Area of 82.727________________square feet.

     o.   Tenant's Radius (Section 21.3 : .5 miles from the Premises.

     (*--Tenant's Saloa Broakpointi That dollar oum oqual to tho thon Minimum Annual Ront payable by Tenant divided by the Annual Poroontago Rental Rate. Ao of.the Commencement Date Tenant's li lilial OaleA DieaKpuii U iJ> 3) jzJ^___________________-

     q.   Tenant's Trade Name (Article 11): Temecula Valley Bank.


     r. Tenant's Use Clause (Article 11): The Premises shall be used and occupied only for the purpose of the operation of a bank providing banking and related financial services.including but not limited to any other financial services that are deemed necessary to Tenant's business, and for no other use or purpose. ------

     s. Term: The Term of this Lease shall begin as of the date hereof and shall continue thereafter for a period of five (5) years and zero__________months (plus any partial month) following the Commencement Date. The Commencement Date and expiration date of the Lease shall be set forth in Landlord's Notice of Lease Term Dates (the "Notice"), which shall be substantially in the form set forth at Exhibit "P. The Notice shall be served on Tenant promptly following determination of the Commencement Date under Section 3.c.

4.   EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are incorporated by reference in this Lease:

a. Exhibit "A" -- Plan Showing the Premises and Shopping Center (See Sections 3.J, 3.1 and Article 5)
     Exhibit "A-l" -- Recordation of Parcel Map
b.   Exhibit "B" -- Shopping Center Rules and Regulations (See Section 25.5)

c. Exhibit "C" -- Landlord's Work and Tenant's Work c-1 Approved tenants requested improvements to interior space

d.   Exhibit "D" -- Sample Form of Tenant Estoppel Certificate (See Section
     29.3)

e.   Exhibit "E" -- Shopping Center Sign Criteria

f.   Exhibit "P -- Landlord's Notice of Lease Term Dates (See Section 3.s)

GH   --Exhibit "G" Guaranty of Loaco

i.   Addenda: ______________See Addendum.


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   5. SHOPPING CENTER PLAN.
   The plan of the Shopping Center attached as Exhibit "A" shows, among other things, the principal improvements which initially comprise or will initially comprise the Shopping Center. Tenant agrees that Landlord may at any time and from time to time, change the shape, size, location, number, and extent of the improvements now shown on Exhibit "A" and may eliminate or add any improvements to any portion of the Shopping Center, but Landlord agrees (i) not to materially change the size or location of the Premises without Tenant's consent, and (ii) that any such changes .will not materially adversely affect ingress to and egress from the Premises, visibility of the Premises or parking availability in the\Shopping Center.
                                          \at any time
   6. OTHER TENANCIES.
   Landlord reserves the absolute right to effect such other tenancies and uses in the Shopping Center as Landlord, in its sole business judgment, determines best promotes the interests of the Shopping Center. Landlord and Landlord's Broker do not represent, and Tenant does not rely on the possibility, that any specific tenant or number of tenants will occupy space in the Shopping Center during the Term.

   7. DELIVERY OF POSSESSION.
   Landlord agrees to deliver to Tenant and Tenant agrees to accept from Landlord possession of the Premises promptly upon substantial completion of Landlord's Work. If for any reason Landlord does not deliver possession of the Premises to Tenant with Landlord's Work substantially complete at least 30 days before Tenant's Tentative Commencement Date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but the Commencement Date shall be delayed by the number of days delivery is delayed and Rent shall be abated until 30 days following the date of substantial completion of Landlord's Work in the Premises. Notwithstanding anything to the contrary contained herein, if Landlord does not deliver possession of the Premises to Tenant on or before the Outside Date for Delivery of Possession, this Lease shall terminate and be of no further force or effect, and Landlord and Tenant shall have no further obligations hereunder.

  8. TENANT'S WORK.
  Tenant shall commence construction of Tenant's Work as defined in Exhibit "C" no later than the date of substantial completion of Landlord's Work in the Premises and shall diligently complete Tenant's Work. Landlord shall give Tenant not less than 10 days' advance written notice of such anticipated date of substantial completion of Landlord's Work. Tenant shall, at any time requested by Landlord or Landlord's architect, construct those portions of Tenant's Work necessary to enable Landlord to proceed with Landlord's Work hereunder. Tenant shall open the Premises for business within 30 days following the date of substantial completion of Landlord's Work in the Premises.

  9. RENT.

9.1 Payment of Minimum Annual Rent. Tenant agrees to pay the Minimum Annual Rent during the Term for its use and occupancy of the Premises. Minimum Annual Rent shall be payable in advance on the first day of each calendar month of the Term without notice, setoff or deduction, in twelve (12) equal monthly installments during each year of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Minimum Annual Rent for the partial month shall be prorated on a daily basis, based on a 30 day month. Tenant shall pay Landlord the first installment of Minimum Annual Rent when Tenant executes this Lease.

9.2 Adjusted Minimum Annual Rent    *See attached Addendum for rental increases.

     a. The Minimum Annual Rent set forth at Section 3.h. shall be adjusted annually (the "Adjustment Date"), commencing on Tenant's First Adjustment Date. Adjustments, if any, shall be based only upon increases (if any) in the Index. The Index in publication 3 months before the Commencement Date shall be the "Base Index." The Index in publication 3 months before each Adjustment Date shall be the "Comparison Index." As of each Adjustment Date, the Minimum Annual Rent payable during the ensuing twelve-month period shall be determined by increasing the initial Minimum Annual Rent by a percentage equal to the percentage increase, if any, in the applicable Comparison Index over the Base Index. If the Comparison Index for any Adjustment Date is equal to or less than the Comparison Index for any preceding Adjustment Date (or the Base Index, in the case of the First Adjustment Date), the Minimum Annual Rent for the ensuing twelve-month period shall remain the amount of Minimum Annual Rent payable during the preceding twelve-month period. When the Minimum Annual Rent payable as of each Adjustment Date is determined, Landlord shall promptly give Tenant written notice of such adjusted Minimum Annual Rent and the corresponding adjusted Tenant's Sales Breakpoint and the manner in which each was computed. The Minimum Annual Rent as so adjusted from time to time shall be the "Minimum Annual Rent" for all purposes under this Lease.

     b.If at any Adjustment Date the Index no longer exists in the form described in this Lease, Landlord may substitute any substantially equivalent official index published by the Bureau of Labor Statistics or its successor. Landlord shall use any appropriate conversion factors to accomplish such substitution. The substitute index shall then become the "Index" hereunder. The substitute index shall provide for the same minimum and maximum increases as stated in the attached Addendum for rental increases.

9.3 Property Taxes.

     a. Beginning with the Commencement Date and for the balance of the Term, Tenant shall pay to Landlord as "additional rent" the amount of taxes and assessments levied and assessed for any year upon the Premises and the underlying Property (the "Premises Property Taxes"). Such sum shall be prorated for any partial year of the Term on a daily basis, based on a 360 day year.

     If the Premises and the underlying Property are not separately assessed, but are assessed as part of the land and improvements on a larger parcel (hereinafter the "Larger Parcel"), Tenant's share of Premises Property Taxes shall be a fractional portion of the property taxes on the Larger Parcel, the numerator of which is the Floor Area of the Premises and the denominator of which is the Floor Area of all the areas available for exclusive use and occupancy by tenants of the Larger Parcel. Tenant shall pay Premises Property Taxes to Landlord as part of Common Area Costs at the times and in the manner provided for the payment of Common Area Costs at
     Section 25.3 of this Lease. For purposes hereof, an equitable adjustment shall be made for buildings which are only partially completed on the date such property taxes become a lien.

     If any Premises Property Taxes (including any assessments which may be evidenced by improvement or other bonds) due hereunder may be paid in annual installments, only the amount of such annual installment (with an appropriate

     .proration for any partial year) and statutory interest thereon shall be included in the computation of annual Premises Property Taxes.

     b. The term "Premises Property Taxes" shall mean: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Premises. Property or the Shopping Center; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Premises, Property or the Shopping Center or against Landlord's business of leasing space in the Shopping Center: (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises, Property or Shopping Center by or through any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Premises, Property or Shopping Center due to a change in ownership or transfer of all or part of Landlord's interest in the Premises, Property or Shopping Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Premises Property Taxes" do not. however, include Landlord's federal or state income, franchise, inheritance or estate taxes. 9.4 - 10.2) See Addendum.

9.4 Percentage Rental. In addition to the Minimum Annual Rent and other sums required to be paid by Tenant under this Lease, Tenant shall pay as "percentage rental" a sum equal to the Annual Percentage Rental Rate times the amount of Net Sales of Tenant (as "Net Sales" is defined in Section 10.1 hereof) made from or upon the Premises during each calendar year, less the amount of Minimum Annual Rent paid by Tenant during such calendar year. Percentage rental shall be computed each calendar month and on or before the date the following month's installment of Minimum Annual Rent becomes due. Tenant shall pay to Landlord the amount by which the sum computed as the Annual Percentage Rental Rate of Tenant's Net Sales during that period exceeds the Minimum Annual Rent payable by Tenant during that period. Within 90 days after the end of each calendar year the Net Sales of Tenant during that calendar year and the amounts payable to Landlord as Minimum Annual Rent and as percentage rental for that calendar year shall be determined. If Tenant has overpaid percentage rental, Tenant shall receive a prompt refund of the overpayment; if Tenant has underpaid percentage rental, Tenant shall immediately pay the deficiency to Landlord. Tenant shall not be required to pay percentage rent, however, Tenant shall be required to report sales on an annual basis.

Percentage rental due for any partial month of the Term shall be prorated on a daily basis based on a 30-day month. The obligations hereunder shall survive the expiration of the Lease Term.

9.5 Additional Rent. Tenant shall pay, as additional rent, all sums of money required to be paid pursuant to the terms of this Article 9, the sums to be paid pursuant to Articles 12, 22, 25 and Exhibit "C", and all other sums of money or charges required to be paid by Tenant under this Lease, whether or not such sums are specifically designated as "additional rent." All amounts required to be paid by Tenant hereunder are sometimes collectively referred to as "Rent."

9.6 Interest and Late Charges. If Tenant fails to pay when due and payable, any Rent, additional rent, or other sums due from-Tenant under this Lease, the unpaid amounts shall bear interest at the maximum lawful rate from the date due to the date of payment.

Tenant acknowledges that its late payment of any monthly installment of Minimum Annual Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs, and processing and accounting expenses. Therefore, if any installment of Minimum Annual Rent is not received by Landlord from Tenant by the fifth (5th) day of the month for which such installment is due, Tenant shall immediately pay to Landlord a late charge equal to 10% of such installment. Such late charge is in addition to any interest due pursuant to the preceding paragraph of this Section 9.6. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for its loss suffered by, such nonpayment by Tenant. Acceptance of this late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease.

9.7 Payment of Rent. All Rent and other payments due under this Lease shall be paid by Tenant to Landlord at Landlord's management office in the Shopping Center, or at such other place as may from time to time be designated by Landlord in writing at least 10 days prior to the next ensuing payment date.

10.  NET SALES.

10.1 Definition of "Net Sales." "Net Sales" of Tenant, as used in this Lease, means the gross selling price of all merchandise or services sold in or from the Premises by Tenant, its subtenants, licensees and/or concessionaires, whether for cash or on credit and whether made by store personnel or by vending machines, but excluding the following:

(i) The selling price of all merchandise returned by customers and accepted for full credit or the amount of discounts and allowances made on such merchandise;

(ii) The selling price of goods returned to sources or transferred to another store or warehouse owned by or affiliated with Tenant;

(iii) The price allowed on all merchandise traded in by customers for credit or the amount of credit for discounts and allowances made in lieu of accepting a trade-in;

(iv) Delivery charges;

(v) Cash refunds made to customers in the ordinary course of business. This exclusion shall not include any amount paid or payable for what are commonly known as trading stamps;

(vi) Interest, service or sales carrying charges or other charges, however denominated, paid by customers for extension of credit on sales, where such charges are not included in the merchandise sales price;

(vii) Receipts from public telephones, stamp machines or vending machines installed solely for the use of Tenant's employees;

(viii) Sales taxes, so-called luxury taxes, consumers' excise taxes, gross receipts taxes and other similar taxes now or hereafter imposed upon the sale of merchandise or services, but only if collected from customers separately from the selling price of merchandise or services; and

(ix) Sales of fixtures, equipment or property which are not stock in trade.

All sales originating at the Premises shall be considered as made and completed therein, even though bookkeeping and payment of the account may occur at another location and even though actual filling of the sale or service order and actual delivery of the merchandise may be made from a place other than the Premises. Each sale on installment or credit shall be treated as a sale for the full cash price at the time of sale.

10.2 Statement of Net Sales. Tenant shall furnish Landlord with an accurate statement of Tenant's Net Sales within 30 days after the close of each calendar month, and an annual statement of Net Sales (which shall include a monthly breakdown of Net Sales) within 60 days after the close of each calendar year. Such statements shall be signed and certified as accurate by Tenant. The annual statement of Net Sales shall be audited and certified as correct by Tenant's Certified Public Accountant. In addition, Tenant shall furnish Landlord with a copy of its state and local sales and use tax returns within 30 days after any such return is filed or required to be filed with the appropriate governmental agency.

Tenant shall keep and shall require any subtenants, licensees and/or concessionaires to keep, at the Premises or at such other place approved by Landlord in writing, full and accurate books of account, records and other pertinent data (including cash register receipts) of the gross sales, Net Sales, credits, refunds and other pertinent business transactions made from or upon or otherwise relating to the Premises. Such books, receipts and records shall be kept for not less than 2 years after the close of each calendar year to which they relate and shall be available for inspection and audit by Landlord and its representatives at all times during regular business hours. Landlord's receipt of any statement of Net Sales or Tenant's payment of percentage rental for any period shall not bind Landlord as to the correctness of the statement or amount of the payment. Within 2 years after the receipt of any such statement, Landlord or its designated Certified Public Accountant shall be entitled to audit Tenant's gross sales and Net Sales following 48 hours' advance written notice to Tenant. Such audit shall be conducted during normal business hours at eithe'r the Premises or Tenant's principal place of business. If such audit determines that there has been a deficiency in the payment of percentage rental, then such deficiency shall become immediately due and payable with interest at the maximum lawful interest rate from the date said payment should have been made. In addition, if an annual statement statement of Tenant is found to have understated Net Sales by more than 20% and if Landlord is entitled to any additional percentage rental as a result of such understatement, then Tenant shall pay all of Landlord's reasonable costs and expenses incurred in connection with performing such audit and collecting the amounts due Landlord. If such audit discloses an additional liability for percentage rental of $1,000 or more for the period covered by the audit, Landlord may, in addition to any other remedies it may have for Tenant's breach of this Lease, terminate this Lease by written notice to Tenant given within 60 days after Landlord's receipt of the audit report. Any information obtained from such statements, audits or inspections shall be treated by Landlord as confidential and shall not be disclosed except to carry out the purposes of this Lease, but Landlord may divulge the contents of any such statements in connection with any financing arrangements involving, or assignment of Landlord's interest in, the Premises, Shopping Center, or this Lease, or in connection with any administrative or judicial proceedings in which Landlord is involved and in which such information is in issue.

Any failure by Tenant to maintain and keep full and accurate books of account, records and other pertinent data as required hereunder shall be deemed a default and breach of this Lease under Article 26 hereof.

11.  POSSESSION AND USE.

11.1 Permitted Uses and Prohibited Conduct. Possession of the Premises shall be delivered to Tenant free and clear of all tenants and occupants and the rights of either, and free of liens and encumbrances other than those specified in
Article 15 hereof. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause and shall operate its business only under the trade name specified as Tenant's Trade Name. Tenant shall not use or permit the Premises to be used for any other purposes or under any other trade name. Tenant shall not, without the prior written consent of Landlord, sell merchandise from vending machines or allow any coin operated vending or gaming machines on the Premises. Tenant shall not use or permit any person to use the Premises for conducting a second-hand store, auction, distress or fire sale or bankruptcy or going-out-of-business sale, or for any use or purpose in violation of the laws, ordinances, regulations and requirements of the United States or the State, County and City where the Shopping Center is located, or any other lawful authority. Tenant shall, during the Term, keep the Premises in a clean and wholesome condition, free of any objectionable noises, odors or nuisances, and shall comply with all health and police regulations. All trash and rubbish of Tenant shall be deposited only in receptacles provided by Landlord and no other trash receptacles shall be permitted to remain outside the Premises or Building. Landlord shall cause such receptacles to be emptied and trash removed at Tenant's expense. Tenant shall not cause or permit waste to occur in the Premises and shall not overload any floor or abuse the plumbing in the Premises.

Tenant may not display or sell merchandise or allow carts, portable signs, devices or any other objects to be stored or to remain outside the defined exterior walls, roof or permanent doorways of the Premises, or in Building hallways. No aerials or antennae shall be erected on the roof or exterior walls of the Premises or Building without first obtaining, in each instance, the written consent of Landlord. Any aerial or antenna so installed without Landlord's written consent may be removed without notice at any time, at Tenant's expense. Tenant shall not solicit or distribute materials in any manner in any of the Common Areas (including automobile parking facilities and any enclosed mall of the Shopping Center).

11.2 Insurance Coverage Use Restrictions. Tenant shall not carry any stock or goods or do anything in or about the Premises which tends to increase the insurance rates on the Building or Shopping Center or impairs Landlord's ability to maintain insurance coverage on the Building or Shopping Center. Tenant agrees to pay to Landlord promptly upon demand the amount of any increases in Landlord's insurance premiums caused by Tenant's violation of these restrictions, whether or not Landlord has consented to such act(s) by Tenant. If Tenant installs any electrical equipment in the Premises which overloads the electrical lines of the Premises, Tenant shall, at its expense, make any changes and install any fire extinguishing equipment required by Landlord's insurance underwriters or applicable fire, safety and building codes and regulations. Nothing herein contained constitutes Landlord's consent to such overloading.

11.3 Deliveries. Tenant shall use its best efforts to complete all deliveries, loading, unloading and services to the Premises before 10:00 a.m. each day. Tenant shall attempt to prevent any delivery trucks or other vehicles servicing the Premises from parking or standing in front of, or at the rear of, the Premises from 10:00 a.m. to 9:00 p.m. of each day. Landlord reserves the right to further regulate the activities of Tenant in regard to deliveries to and servicing of the Premises, and Tenant agrees to abide by such further non-discriminatory regulations of Landlord.

12.  UTILITIES SERVICES.

12.1 Utilities Installation. Landlord agrees that to the extent provided for in Exhibit "C" hereof, it will initially make available to Tenant (i) facilities for the removal of sewage and the delivery to and distribution within the Premises of water, electricity, telephone service and natural gas (which shall be used by Tenant for cooking and demonstration of gas operated sales items only) [these facilities are collectively referred to in this Article 12 as "utilities"], and (ii) a heating, ventilation and air conditioning system (the "HVAC system"). Unless Landlord agrees otherwise, Tenant shall use only those utilities and any HVAC system provided for under Exhibit "C" to serve the Premises. If required under Exhibit "C" a separate meter shall measure the consumption of utilities and/or the HVAC system.

12.2 Utilities and HVAC System Charges. Tenant shall pay for all utilities used by Tenant on the Premises from and after substantial completion of Landlord's Work in the Premises. If Tenant's utilities and/or HVAC system are separately metered, Tenant shall pay directly to the appropriate utility company the cost of all such utilities used on the Premises. If any of Tenant's utilities and/or HVAC system are furnished by Landlord without separate metering, then during the Term Tenant shall pay as additional rent, monthly in advance, a utilities charge to reimburse Landlord for any such utilities furnished by Landlord to the Premises. This utilities charge shall, at Landlord's election, be established
(a) by an estimate of usage made from time to time by Landlord's engineer or the appropriate utility company, and initially based on a typical store layout comparable to Tenant's proposed use of the Premises, or (b) a percentage of such total utility costs equal to a fraction, the numerator of which is the Floor Area of the Premises, and the denominator of which is the Floor Area of Shopping Center actually being furnished with utility service by Landlord at the time of billing. If Tenant's Premises is not separately metered, such utilities and/or HVAC charges may be billed with Tenant's share of Common Area Costs under
Section 25.3. The utilities charge to Tenant hereunder for utilities furnished by Landlord shall be based on utility rates which do not exceed those charged by the local public utility company for services it would otherwise furnish directly to Tenant. If the Premises are not initially separately metered, Landlord shall have the right, at its expense, to install separate meters for the Premises at any time during the Term.

12.3 Failure to Pay. If Tenant fails to pay any amount due to Landlord hereunder within 10 days after receipt by Tenant of a bill therefor, Landlord may (in addition to all other rights and remedies provided herein for breach of this Lease and if permitted by law) cut off and discontinue, upon 5 days' advance notice to Tenant and opportunity to cure, any such utilities furnished to the Premises by Landlord until all such amounts are paid in full.

12.4 Wo Landlord Liability. Landlord shall not be liable in damages or otherwise for any failure or interruption of (i) any utility service being furnished to the Premises, or (ii) operation of the HVAC system, if any. No such failure or interruption shall entitle Tenant to terminate this Lease or stop making any Rent or other payments due hereunder.

13. INDEMNITY BY TENANT. See Attached Addendum.

Removed text

14. INSURANCE -- WAIVER OF SUBROGATION.

14.1 Tenant's Insurance Obligations. Tenant shall, from and after the earlier of
(a) substantial completion of Landlord's Work in the Premises, or (b) commencement of any of Tenant's Work in the Premises, and for the reminder of the Lease Term maintain, at its expense, the following types of insurance coverage, in the amounts specified and in the forms hereinafter provided for:

(i) LIABILITY INSURANCE. Commercial general liability insurance (sometimes known as comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Premises. Such policy shall be an occurrence form and shall include Owner's and Contractor's Protective Liability with respect to construction of improvements by Tenant on the Premises. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be not less than $1,000,000 per occurrence. The liability insurance obtained by Tenant under this
Section 14.1(() shall (1) be primary and non-contributing; (2) contain cross-liability endorsements; and (3) insure Landlord against Tenant's performance under Article 13(a), (b) and (e) if the matters giving rise to the indemnity under Article 13 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease.

(ii) PLATE GLASS. Insurance covering the full replacement cost of all plate glass on the Premises. Tenant shall have the option to self-insure this risk.

(iii) TENANT IMPROVEMENTS. Insurance covering all of the items specified as "Tenant's Work" in Exhibit "C", Tenant's leasehold improvements, alterations, additions or improvements permitted under Article 16, and trade fixtures, merchandise and personal property from time to time in, on or upon the Premises. Such insurance shall cover not less than 100% of the full replacement cost of the foregoing from time to time during the Term, and shall provide protection against any peril included within the classification of fire, extended coverage, sprinkler leakage, vandalism, theft, malicious mischief and special extended perils (all risk). Any policy proceeds shall be used for the repair or replacement of the property damaged or destroyed unless this Lease is terminated under the provisions of Article 23 hereof.

(iv) GENERAL INSURANCE PROVISIONS.

     (a) Any insurance required to be maintained by Tenant hereunder shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

     (b) A certificate of the insurer or the insurer's legal representative evidencing the existence and amount of each insurance policy required of Tenant hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter at least 30 days prior to the expiration of any such policy. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancellable except after 30 days' written notice to Landlord. If Tenant fails to deliver any such evidence of insurance to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance coverage, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement therefor.

        (c) All insurance shall be maintained with companies holding a "General Policy Rating" of A-XII or better, as set forth in the most current issue of "Best's Key Rating Guide." Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 14.1 may not be available in the future. Tenant acknowledges that the insurance described in this Section
        14.1 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall be responsible for obtaining any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

14.2 Landlord's Insurance Obligations. Landlord shall, in connection with its ownership and operation of the Shopping Center, at all times from and after commencement of Landlord's Work in the Premises, maintain in effect policies of insurance providing protection against the following liabilities and/or risks:
(a) commercial general liability insurance in an amount not less than $1,000,000.00" combined single limit for bodily injury and property damage, and
(b) fire and extended coverage insurance (including coverage for Common Area sprinkler damage, vandalism and malicious mischief, and, if required by any lender holding a security interest in the Shopping Center or if deemed necessary by Landlord, flood and earthquake insurance) on the Building and Shopping Center in an amount not less than their full replacement cost (exclusive of the cost of excavations, foundations and footings) from time to time during the Term. The types and coverages of insurance maintained by Landlord hereunder shall be subject to such further requirements as may be imposed by Landlord's lender. Landlord shall also have the right to maintain such additional types and coverages of insurance (including business interruption insurance) as are customary, prudent or reasonable for shopping centers similar to the Shopping Center. Landlord's obligation to carry the insurance provided for herein may be satisfied by blanket policies if the coverage required hereunder is satisfied.

14.3 Waiver of Subrogation. Landlord and Tenant (for themselves and their insurers) each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, against any of the parties to the REA referred to in Article 15 hereof (the "Parties") and against other tenants of the Shopping Center (provided such Parties and other tenants have waived such rights against Landlord and Tenant), on account of any loss by or damage to the waiving party or its property or the property of others under its control (including as to Tenant the Premises and its contents, and as to Landlord the other portions of the Shopping Center), arising from any risk generally covered by fire and extended coverage insurance. The foregoing waivers of subrogation shall be required hereunder only if (a) then available in the State where the Shopping Center is located, and (b) such waiver does not invalidate the applicable policy.

15. TITLE OF LANDLORD.

Landlord's estate in the Shopping Center and Tenant's leasehold estate in the Premises is subject to the liens or restrictions of (a) any matters or documents of record (the "Matters of Record"), including the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way or any construction, operation and reciprocal easement agreement (the "REA"); and (b) the effect of any zoning laws of the City, County and State where the Shopping Center is located. Tenant agrees that (i) Tenant and all persons in possession of Tenants leasehold estate or holding under Tenant will conform to and will not violate the terms of any REA or any other Matters of Record, and (ii) this Lease is subordinate to the REA, if any, and any amendments or modifications thereto. If the REA, if any, is not of record as of the date of this Lease, then this Lease shall automatically become subordinate to the REA upon recordation of the REA. Tenant agrees to execute and return to Landlord within 10 days after written demand therefor by Landlord, an agreement in recordable form satisfactory to Landlord subordinating this Lease to the REA. Any REA shall not prevent Tenant from using the Premises for the purposes set forth in Tenant's Use Clause.

16. TENANT'S RIGHT TO MAKE ALTERATIONS.

16.1 Permitted Improvements. Subject to the terms of this Article 16, Tenant may from time to time after completion of Tenant's Work and at its own expense, make alterations, additions, improvements and changes (individually and collectively referred to in this Article 16 as "improvements)" in and to the interior of the Premises after first giving notice to Landlord of the improvement work proposed to be done and providing Landlord with all plans for such proposed improvement work. Tenant may not make any improvement which reduces the value of the Premises or is of a structural nature. No single improvement costing more than, $500.00 may be made without first obtaining the written approval of Landlord. In addition, no improvement shall be made to jany storefront, mechanical system, or exterior wall or to the roof of the Premises, nor shall Tenant erect any mezzanine orjincrease the size of an existing mezzanine, unless and until the written consent and approval of Landlord is first obtained. 5,000

No penetration into or through the roof or floor of the Premises may be made without Landlord's prior written approval of the reason for such penetration and the method by which it is to be done. If Landlord approves any such penetration, Landlord shall have the absolute right to select and supervise the contractor performing such penetration. Tenant shall be liable for any damage caused by any such penetration, whether or not so approved by Landlord.
                                        reasonable

Tenant shall reimburse Landlord for all'costs incurred by Landlord (including architect's and/or engineer's fees) in approving Tenant's plans for improvements and for reasonable costs incurred by Landlord in supervising any improvement work required to be approved by Landlord hereunder.
                        except as provided in Addendum C

16.2 Construction Requirements. All improvement! to be made to the Premises which require the approval of Landlord shall be performed under the supervision of a competent architect or competent licensed structural engineer and shall be made in accordance with plans and specifications first approved in writing by Landlord before the commencement of work. All improvements shall be constructed in a good and workmanlike manner in accordance with all applicable laws (including any laws relating to the use of hazardous materials, such as asbestos containing materials) and diligently completed. Before commencement of any construction, Tenant shall deliver a copy of the building permit to Landlord and shall provide Landlord with a list of all contractors or subcontractors being used. Upon completion of such improvements, Tenant shall file a Notice of Completion for record in the office of the County Recorder where the Shopping Center is located, as required or permitted by law. Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials in connection with any improvements made to the Premises. Upon expiration or earlier termination of this Lease, such improvements shall become a part of the Premises and shall not be removed by Tenant. In constructing such improvements, Tenant shall have the work performed in such a manner as not to obstruct access to the premises of any other tenant in the Shopping Center.

16.3 Insurance Requirements. If Tenant makes any permitted improvements to the Premises under the provisions of this Article 16, Tenant shall carry insurance covering any such improvements satisfying the requirements of Section I4.1(iii). It is expressly understood and agreed that no such improvements will be insured by Landlord under the insurance it may carry upon the Building or Shopping Center, nor shall Landlord be required to reinstall any such improvements made by Tenant under any provision of Article 23 for reconstruction of the Premises.

17. MECHANICS'LIENS.

17.1 Tenant's Covenants. Tenant shall pay all costs for work done by or for Tenant in the Premises (other than Landlord's Work), and Tenant shall keep the Premises, Building and Shopping Center free of all mechanics' liens and other liens on account of work done for Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, loss, damage, costs, attorneys' fees and all other expenses on account of claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished to or for Tenant or persons claiming under Tenant. In addition, Tenant shall keep Tenant's leasehold interest and any of those improvements to the Premises which are or become property of Landlord pursuant to this Lease free of all attachment or judgment liens. Prior to commencing any work in or to the Premises (including the supply of any labor, services or materials for the construction of improvements in the Premises under Article 16 or Exhibit "C"), Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.

17.2 Tenant's Contest of Lien. If Tenant desires to contest any claim of lien arising from work done by or for Tenant in the Premises, Tenant shall first furnish Landlord adequate security in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of any such lien for any amount is entered, Tenant shall immediately pay and satisfy such judgment.

17.3 Landlord's Right to Cure. If Tenant is in default in paying any charge for which a lien claim and suit to foreclose the lien have been filed, and Tenant has not given Landlord adequate security to protect the Premises, the property therein, and the Building, Shopping Center and Landlord from liability for such claim of lien, Landlord may (but shall not be required to) pay the claim and any associated costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection with such payment shall be immediately due and owing from Tenant to Landlord. Tenant shall pay the amounts so owed to Landlord with interest at the maximum lawful rate from the date of Landlord's payment.

17.4 Notice of Lien. If any claim of lien is filed against the Premises or any action affecting the title to the Premises or the property therein is commenced, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

17.5 Notice of Non-Responsibility. Landlord or its representatives shall have the right to enter and inspect the Premises at all reasonable times and shall have the right to post and keep posted thereon notices of non-responsibility, or such other notices which Landlord deems proper for the protection of Landlord's interest in the Premises. Tenant shall, before commencing any work which might result in the filing of a lien, give Landlord written notice of its intention to so commence work in sufficient time to enable Landlord to post such notices.

18. ADVERTISING MEDIA.

Tenant shall not affix or maintain upon the glass panes or supports of the show windows (or within 24" of any window), doors or exterior walls of the Premises, any signs, advertising placards, names, insignia, trademarks, descriptive material or any other like item(s) without having first received the written approval of Landlord as to the size, type, color, location, copy, nature and display qualities of any such item. Tenant shall not affix any sign to the roof of the Premises.

Tenant shall not utilize any advertising medium which can be seen or heard outside the Premises, including without limitation, flashing lights, searchlights, loudspeakers, phonographs, radios or television. Tenant shall not display, paint or place any handbills, bumper stickers or other advertising devices on any vehicle parked in the parking area of the Shopping Center, nor shall Tenant distribute any handbills or other advertising devices in the Shopping Center.

Prior to initially opening for business in the Premises Tenant shall erect its storefront sign(s) in accordance with the provisions of the sign criteria attached hereto as Exhibit "E".and Exhibit "E-l".


19. FIXTURES AND PERSONAL PROPERTY.

19.1 Removal and Replacement. All of Tenant's trade fixtures, furnishings, furniture, signs and other personal property not permanently affixed to the Premises (collectively referred to as "Personal Property") shall be in good condition when installed in or attached to the Premises by Tenant and shall remain the property of Tenant. If Tenant is not then in default under the terms of this Lease, Tenant shall have the right to remove its Personal Property from the Premises, including without limitation, counters, shelving, showcases, mirrors and other movable Personal Property, but prior to the expiration of the Term Tenant may not remove so much of its Personal Property without immediately replacing it with comparable or better quality Personal Property, as to render the Premises unsuitable for conducting the business specified in Tenants Use Clause. Tenant shall, at its expense, immediately repair any damage to the Premises resulting from removal of its Personal Property, and on the expiration or earlier termination of the Term shall leave the Premises in a neat and clean condition, free of debris.
(including but not limited to vaults, cabinets, atm machinery, and phone system)

19.2 Fixtures. All improvements to the Premises made by or for Tenant, excluding Tenant's Personal Property\but including mechanical systems, light fixtures, floor coverings and partitions and all other items comprising Tenant's Work pursuant to Exhibit "C(degree) (collectively referred to as "Fixtures"), shall become the property of Landlord upon expiration or earlier termination of this Lease.

19.3 Personal Property Taxes. Tenant shall pay before delinquency all taxes (including sales and use taxes), assessments, license fees and public charges levied, assessed or imposed upon its business operations, merchandise, trade fixtures and/or Personal Property. If any such items of property are assessed with any Larger Parcel as defined in Section 9.3. Tenant shall pay Landlord the taxes attributable to Tenant's personal property within 15 days after Tenant's receipt of a written statement from Landlord setting forth such personal property taxes. Landlord shall reasonably determine the basis of prorating any such assessments and such determination shall be binding on Landlord and Tenant. No taxes, assessments, fees or charges referred to and billed to Tenant under this paragraph shall be considered to be taxes under the provisions of Section 9.3 hereof.

20. ASSIGNING, MORTGAGING, SUBLETTING, CHANGE IN OWNERSHIP.

20.1 One Year Prohibition Against Transfer. Landlord and Tenant acknowledge that the Shopping Center is an interdependent enterprise and that each party's realization of the benefits of this Lease depends upon Tenant's creating and maintaining a successful and profitable retail operation in the Premises. Landlord and Tenant further acknowledge that the character and quality of Tenant's operation, and of the Shopping Center, will be enhanced by Tenant's use of its best efforts, for a reasonable period of time, to establish a successful business and business image. Landlord and Tenant further agree that one year is a reasonable period of time to attempt to achieve this goal. Accordingly, Tenant agrees that for a period of one year from the date Tenant initially opens to the public for business in the Premises (the "Occupancy Period"), Tenant shall not, and shall not have the power to, transfer or assign this Lease, sublet the Premises, enter into license or concession agreements, or change ownership (such transactions are hereinafter individually and collectively referred to as a Transfer"), without first procuring the written consent of Landlord, which may be given or withheld in Landlord's sole discretion. After the expiration of the Occupancy Period, Landlord's consent to any Transfer shall not be unreasonably withheld, subject to the terms, covenants and conditions contained below. Should Tenant desire to transfer the Lease within the first (1st) year, Tenant must obtain Landlord's prior written approval.

20.2 Restrictions on Transfer. If after expiration of the Occupancy Period Tenant desires to effect a Transfer to anyone (a Transferee") other thap a successor, subsidiary,*affiliated or controlling corporation of Tenant (an "Affiliate"), Tenant shall give written notice (Transfer Notice") to Landlord at least 60 days before the effective date of any such proposed Transfer. The Transfer Notice shall state (a) whether Tenant proposes to assign the Lease, sublet the Premises, enter into a license or concession agreement or change ownership, (b) the proposed effective date of the Transfer, (c) the identity of the proposed Transferee, (d) all other material terms of the proposed Transfer, and (e) in detail the type of business operation the proposed Transferee intends to conduct on the Premises. The Transfer Notice shall be accompanied by a copy of the proposed agreement documenting the Transfer, or if none, a copy of any offers, draft agreements, letters of commitment or intent and other documents pertaining to the proposed Transfer. In addition, the Transfer Notice shall be accompanied by the proposed Transferee's income statements and balance sheets covering the preceding 36-month period, and each shall be certified as accurate by the Transferee. Landlord may, at any time within 30 days after its receipt of Transfer Notice, grant or withhold consent to such proposed Transfer (which consent shall not be unreasonably withheld under the business judgment standards set forth in Section 20.3 below) by mailing written notice to Tenant of its decision ("Decision Notice"). If Landlord consents to the proposed Transfer Tenant may thereafter promptly effect a Transfer in accordance with the terms of Tenant's Transfer Notice. * holding company (provided the holding company has an equal or greater net worth than Tenant at the time of mutual lease execution). If Landlord consents to the proposed Transfer and Tenant does not consummate the proposed Transfer within 30 days after receipt of Decision Notice, the provisions of the first paragraph of this Section 20.2 shall again apply.

20.3 Grounds for Withholding Consent. Landlord may withhold consent to a proposed Transfer if, in Landlord's reasonable business judgment, any of the following is the case: (i) the proposed Transfer may result in deterioration in the quality of merchandising operation conducted in the Premises, as compared to the merchandising operation conducted by Tenant prior to the date of Transfer Notice; (ii) the proposed Transferee lacks a good business reputation or sufficient relevant business experience; (iii) the financial worth of the proposed Transferee as of the date of Transfer Notice is less than the combined financial worth of Tenant and Tenant's guarantor (if any) as of either the date of this Lease or the date of Transfer Notice; (iv) the proposed Transferee's proposed use of the Premises conflicts with Tenant's Use Clause or is otherwise incompatible with the tenant mix of the Shopping Center; (v) the annual percentage rent Landlord reasonably anticipates receiving from the proposed Transferee is significantly less than the annual percentage rent Landlord could reasonably anticipate receiving from Tenant; or (vi) the proposed Transfer would breach any covenant of Landlord respecting radius restrictions, use or exclusivity rights in any other lease, or any financing or other agreement relating to the Shopping Center. Any attempted or purported Transfer without Landlord's written consent shall be void and of no force or effect.

20.4 No Release from Liability, No Transfer, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of Tenant's obligations under this Lease, from its covenants and obligations hereunder during the Term. Tenant shall, promptly upon demand, reimburse Landlord for Landlord's reasonable attorneys' fees incurred in conjunction with the processing and documentation of any requested Transfer.

20.5 Transferee's Obligations. Each Transfer to which Landlord has consented shall be evidenced by a written instrument in form satisfactory to Landlord, and executed by Tenant and the Transferee. Each such Transferee shall agree in writing for the benefit of Landlord to assume, be bound by, and perform the terms, covenants and conditions of this Lease to be performed, kept or satisfied by Tenant, including the obligation to pay to Landlord all amounts coming due under this Lease. One fully executed copy of such written instrument shall be delivered to Landlord. Failure to obtain in writing Landlord's prior consent or otherwise comply with the provisions of this Article 20 shall prevent any Transfer from becoming effective.

20.6 Division of Profit Between Landlord and Tenant. Any sums or other economic consideration received by Tenant as a result of a Transfer, however denominated, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) the unamortized value of leasehold improvements to the Premises paid for by Tenant prior to the date of Transfer Notice, depreciated on a straight-line basis over the Term, plus (iii) any real estate brokerage commissions or fees payable by Tenant in connection with such Transfer, plus (iv) costs of renovation or construction of improvements to the Premises for the benefit of the Transferee required to be paid for by Tenant as a part of the Transfer, shall be divided equally between Landlord and Tenant. Landlord's share of such profit shall be paid to Landlord promptly following its receipt, as additional rent under this Lease. Such payments shall not affect or reduce any other obligations of Tenant hereunder. Landlord shall have the right to audit Tenant's books and records during normal business hours at either the Premises or Tenant's principal place of business upon 48 hours' advance written notice for the purpose of verifying Tenant's compliance with its obligations hereunder. This does not apply to Tenant's successor, subsidiary, holding company, affiliated or controlling corporation.

20.7 Further Restrictions. Tenant shall not, without the prior written consent of Landlord (which consent may be granted or withheld in Landlord's sole discretion), mortage or hypothecate this Lease or any interest herein. Tenant shall not permit the Premises to be used by any party other than Tenant or a permitted Transferee. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. For purposes of this Article 20, if Tenant is a partnership, any withdrawal(s) or change(s) of partners cumulatively owning a 50% or more interest in the partnership, or if Tenant is a corporation, any transfers) cumulating 50% or more of its stock, shall constitute a voluntary Transfer and shall be subject to the provisions hereof. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord.

21. TENANT'S CONDUCT OF BUSINESS.

21 1 Tenant's Operating Covenants. Tenant agrees that from and after its initial opening for business it shall, subject to the provisions of Section 23.5 hereof, operate and conduct its business in the Premises during all Shopping Center Business Hours (as hereinafter defined) and in accordance with the provisions of this Lease. Tenant shall at all times keep and maintain in the Premises an adequate stock of merchandise and trade fixtures to satisfy the usual and ordinary demands and requirements of its customers and shall keep the Premises in a neat, clean and orderly condition.

21.2 Hours and Days of Operation. Tenant recognizes that it is in the interests of both Tenant and Landlord to regulate the minimum hours of business for all tenants of the Shopping Center and Tenant agrees that commencing with its initial opening for business in the Premises and for the remainder of the Term it shall be continuously open for business during all hours on all days that the Shopping Center is open for business to the public, as determined by Landlord in its sole discretion (the "Shopping Center Business Hours"). Tenant further agrees to continuously illuminate its window displays, exterior signs and exterior advertising displays during Shopping Center Business Hours. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remain open on Sundays or national holidays.

21.3 Radius Provision. If, during the first 5 years after Tenant initially opens for business in the Premises, Tenant directly or indirectly operates or owns within Tenant's Radius any type of business (other than a business already operated or owned by Tenant on the date of this Lease) similar to its business in the Premises (a "Similar Business"), Landlord may, at its option and for so long as Tenant is operating such Similar Business(es), include the net sales (as "Net Sales" is defined in Section 10.1) of each such Similar Business with the Net Sales made from the Premises for the purpose of computing the percentage rent due from Tenant under this Lease. Tenant shall provide Landlord with a statement of Tenant's Net Sales in accordance with the provisions of Sections
10.1 and 10.2 hereof for each Similar Business operated by Tenant within Tenants Radius. If after expiration of this 5 year period Tenant continues to operate an existing Similar Business or opens another Similar Business within Tenant's Radius, then the Minimum Annual Rent payable under Article 9 hereof shall be adjusted promptly following expiration of such 5 year period in the case of an existing Similar Business(es), and from time to time upon the opening of another Similar Business, in the following manner: From the statements of Net Sales submitted by Tenant under Article 10 and this Section 21.3, Landlord shall compute a sum which represents the highest annual percentage rental paid or payable by Tenant under Sections 9.4 and 21.3 hereof during any consecutive 12 month period of the immediately preceding 60 month period, and this sum, if any, shall be added to the amount from time to time specified in Sections 3.h., 9.1,
9.2 and this Section 21.3 as the then Minimum Annual Rent. This resulting sum shall be the new Minimum Annual Rent payable beginning with the expiration of the first 5 years of the Term or the date of opening for business of such other Similar Business(es) within Tenant's Radius, whichever is applicable, and shall be subject to further adjustment thereafter in accordance with Section 9.2 hereof. Whenever a Similar Business opens for business within Tenant's Radius, Tenant shall give Landlord written notice of the location and opening date of such Similar Business. Landlord shall give Tenant written notice of the new Minimum Annual Rent payable by Tenant hereunder whenever adjusted as herein provided.

22. REPAIR AND MAINTENANCE OF THE PREMISES.

22.1 Tenant's Obligations. Tenant shall, at its expense and at all times from and after substantial completion of the Premises, repair, replace and maintain in good and tenantable condition, the Premises and every part thereof (except portions of the Premises to be maintained by Landlord under Section 22.2), including without limitation, the utility meters, pipes and conduits serving the interior of the Premises, all fixtures, the storefront, plate glass, all signs, locks and closing devices, all window sashes, casements or frames, doors and door frames, security grilles or similar enclosures, floor coverings, including carpeting, terrazzo or other special flooring, all other equipment installed in the Premises, and all such items of repair, maintenance, alteration and improvement or reconstruction to the Premises as may at any time or from time to time be required by any governmental agency having jurisdiction thereof. All exterior and interior glass in the Premises shall be maintained by Tenant and any glass broken shall be promptly replaced by Tenant at its expense with glass of the same kind, size and quality.

Landlord shall, at Tenant's expense, contract with a qualified service company for the monthly maintenance of the HVAC system serving the Premises. Landlord may bill Tenant for the cost of such HVAC maintenance contract as part of Common Area Costs under Article 25 hereof.

Upon surrender of the Premises, Tenant shall deliver the Premises to Landlord in good order, condition and repair, but Tenant shall not be responsible for ordinary wear and tear to the Premises, damage due to insured casualty losses covered by Article 23 or for any items of repair which are Landlord's obligation under Section 22.2.

22.2 Landlord's Obligations. Subject to Tenant's obligations under Section 22.1 and Landlord's further obligations, if any, under Section 25.2, Landlord shall, at the expense of Tenant and all other tenants of the Shopping Center, repair and maintain in good and tenantable condition the roof, exterior walls, structural parts of the Premises and Building (including the structural floor) and HVAC system serving the Premises. Landlord shall bill Tenant for Tenant's Proportionate Share of the cost of such repairs and maintenance as a part of Common Area Costs under Article 25 hereof.

Notwithstanding anything to the contrary contained herein, (1) Tenant shall be responsible for the cost of repairs to the HVAC system serving the Premises (which Landlord may bill to Tenant as a part of Common Area Costs under Article 25 hereof), and (2) Tenant shall be responsible at its expense for making any repairs necessitated by reason of the negligence of Tenant, or by reason of the failure of Tenant to perform or observe any of its obligations under this Lease or by reason of alterations, additions, or improvements to the Premises made by Tenant. Notwithstanding the foregoing, Landlord shall have the right (but snail not be required to) make such repairs so necessitated by Tenant. If Landlord elects to make such repairs on Tenant's behalf, Tenant shall pay to Landlord any such costs incurred by Landlord promptly following receipt of a bill therefor.

It is understood and agreed that Landlord is under no obligation to make any repairs, alterations, replacements or improvements to the Premises or the mechanical equipment exclusively serving the Premises at any time except as expressly set forth in this Lease.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to make repairs required of Landlord hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence and complete those repairs within a reasonable period of time following receipt of Tenant's notice.

22.3 Tenant's Failure to Maintain Premises. If Tenant fails to repair or maintain the Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right (in addition to all other rights and remedies provided herein for breach of this Lease), upon giving Tenant reasonable written notice of its election to do so (and opportunity to cure), to make such repairs or perform such maintenance on behalf of and for the account of Tenant. In such event the cost of such work shall be paid to Landlord by Tenant promptly following receipt of a bill therefor.

22 4 Landlord's Right of Entry. Landlord or its authorized representatives may enter the Premises at all times during Shopping Center Business Hours to inspect the Premises, make repairs to the Premises authorized hereunder or perform any work there.n (i) needed to comply with any laws, ordinances, rules or regulations of any public authonty or the Insurance Services Office or any similar body, (ii) that Landlord deems necessary to prevent waste or deterioration in or to the Premises if Tenant fails to make repairs or perform required work promptly after receipt of written demand from Landlord, or (lii) that Landlord deems necessary in connection with the expansion, reduction, remodeling, or renovation of any portion of the Shopping Center. Nothing herein implies any duty of Landlord to do any such work which, under any provision of this Lease, Tenant is required to do, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do such work. No exercise by Landlord of any rights hereunder shall entitle Tenant to any compensation, damages or abatement of Rent for any injury or inconvenience occasioned by such exercise. If Landlord makes or performs any repairs provided for in (i) or (ii) above, Tenant shall pay the cost thereof to Landlord as additional rent promptly upon receipt of a bill therefor. The Landlord's entry into the Premises and/or the shopping center shall not interfere with Tenant s day to day business activities.

23. CASUALTY DAMAGE AND RECONSTRUCTION.

23.1 Insured Casualty. If the Premises are damaged by fire or other perils covered by Landlord's fire and extended coverage insurance, then within 90 days after the date of such damage Landlord shall commence repair, reconstruction and restoration of the Premises and diligently complete such repairs, in which event this Lease shall continue in full force and effect. Notwithstanding the foregoing, if there is partial or total destruction of the Premises during the last 3 years of the Term, Landlord and Tenant shall each have the option to terminate this Lease by written notice to the other given within 30 days after such destruction. For purposes of this option "partial destruction" shall mean destruction to the extent of 33V3%or more of the full replacement cost of the Premises as of the date of destruction.

23.2 Uninsured Casualty. If the Premises are damaged to any extent by act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's fire and extended coverage insurance (including flood or earthquake damage if not covered under insurance maintained by Landlord), Landlord may within 90 days following the date of such damage, either (a) commence repair, reconstruction or restoration of the Premises and diligently complete it, in which event this Lease shall continue in full force and effect, or (b) elect not to repair, reconstruct or restore the Premises, in which event this Lease shall cease and terminate as of the date of destruction. In either such event Landlord shall give Tenant written notice of its election hereunder within said 90 day period.

23.3 Reconstruction Responsibilities. Any reconstruction of the Premises under this Article 23 shall conform to the provisions of Exhibit "C" and shall cover all work set forth therein as "Landlord's Work" and Tenant's Work". Landlord shall reconstruct the Premises only to the extent of Landlord's Work. Tenant, at its expense, shall reconstruct all items set forth as Tenant's Work, and shall replace its merchandise, trade fixtures, furniture, furnishings and equipment. Tenant shall commence reconstruction of Tenant's Work promptly upon delivery to it of possession of the Premises by Landlord with Landlord's Work substantially completed and shall diligently complete Tenant's Work, replace its merchandise, trade fixtures, furniture, furnishings and equipment, and resume normal business operations in the Premises.

23.4 Release from Liability. Upon any termination of this Lease under any of the provisions of this Article 23 each party shall be released from further obligations to the other party under this Lease, except for any obligations which have previously accrued. In the event of termination of this Lease, all proceeds from Tenant's fire and extended coverage insurance under Section 14.1 covering the items set forth as Tenant's Work" in Exhibit "C" and Tenant's leasehold improvements, but excluding proceeds for trade fixtures, furnishings, furniture, merchandise, signs and other personal property, shall be paid to Landlord.

23.5 Abatement of Rent. In the event of reconstruction of the Premises under this Article 23, the Minimum Annual Rent otherwise payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired. Such abatement shall commence on the date of destruction and continue during any period of reconstruction and replacement provided for in
Section 23.3. Tenant shall continue to operate its business on the Premises during any such abatement period to the extent practical as a matter of prudent business management, and the obligation of Tenant to pay percentage rental and additional rent hereunder shall remain in full force and effect. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Building, Shopping Center or Tenant's personal property, or for any inconvenience or annoyance suffered by reason of damage or destruction thereto, or the reconstruction or replacement thereof.

23.6 Waivor of Statutory Rights of Termination. Tenant hereby waivoo any otatutory righto of termination which moy arise by roaoon of any partial or total dootruotion of tho Promiooo, Building or Shopping Contor which Landlord io obligatod-to restore of-may reatore under any of tho provisions of thio Loaoo.

24. EMINENT DOMAIN.

24.1 Takings Resulting in Termination. If the entire Premises is appropriated or taken (a "taking") under the power of eminent domain by any public or quasi-public authority (an "authority"), this Lease shall terminate as of the date of such taking.

If 25% or more of the Floor Area of the Premises is taken under the power of eminent domain by any authority, or if by reason of any taking, regardless of the amount taken, the remainder of the Premises is not one undivided parcel of property, either Landlord or Tenant may terminate this Lease as of the date Tenant is required to vacate a portion of the Premises, upon giving notice in writing of such election within 30 days after receipt by Tenant from Landlord of written notice that the Premises have been so taken. Landlord shall promptly give Tenant notice in writing of any taking after learning of it.

If more than 25% of the Floor Area of the Shopping Center or of the Common Areas is taken (whether or not the Premises are so taken) under the power of eminent domain by any authority, Landlord shall have the right to terminate this Lease as of the date any such areas are to be initially vacated by giving Tenant written notice of such election within 30 days of the date of such taking.

If this Lease is terminated as provided in this Section 24.1 Landlord and Tenant shall each be released from any further obligations to the other party under this Lease, except for any obligations which have previously accrued.

24.2 Takings Not Resulting in Termination. If both Landlord and Tenant elect not to exercise any right granted hereunder to terminate this Lease in connection with a taking, or the Lease is not terminable in connection with a taking, Tenant shall continue to occupy that portion of the Premises which was not taken, and (a) at Landlord's cost and expense and as soon as reasonably possible, Landlord will restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such taking; and (b) the Minimum Annual Rental provided for in Section 3.h. and Article 9 shall be reduced on an equitable basis, taking into account the relative value of the portion of the Premises taken as compared to the portion remaining. Tenant hereby waives any statutory rights of termination which may arise by reason of any partial taking of the Premises under the power of eminent domain.

24.3 Award. If this Lease is terminated under Section 24.1, or modified under
Section 24.2, Landlord shall be entitled to receive the entire condemnation award for the taking of all real property interests in the Premises. The Rent and other charges for the last month of Tenant's occupancy shall be prorated and Landlord shall refund to Tenant any Rent or other charges paid in advance. Notwithstanding the foregoing and provided Tenant's award does not reduce or affect Landlord's award, Tenant's right to receive a condemnation award for the taking of its merchandise, Personal Property, goodwill, relocation expenses and/or interests in other than the real property taken shall not be affected in any manner by the provisions of this Section 24.3.

24.4 Transfer Under Threat of Taking. For the purposes of this Article 24, a voluntary sale or conveyance under threat of and in lieu of condemnation shall be deemed a taking under the power of eminent domain.

25. COMMON AREAS.

25.1 Use of Common Areas. Tenant and its employees and invitees are, except as otherwise specifically provided in this Lease or the Shopping Center rules and regulations or as otherwise designated from time to time by Landlord, authorized to use the Common Areas in common with other persons during the Term. Landlord agrees that the Common Areas shall be initially constructed on the areas generally shown on Exhibit "A", and, subject to the preceding sentence, shall be maintained and operated at all times following completion thereof for the benefit and/or use of the customers and patrons of Tenant and of other tenants, owners and occupants of the Shopping Center. The original construction and installation of the Common Areas shall be at Landlord's expense.

25.2 Landlord's Maintenance Responsibilities; Common Area Costs. Landlord shall keep the Common Areas and Shopping Center neat, clean and orderly, properly lighted and landscaped, and shall repair any damage to Common Area and Shopping Center facilities. Notwithstanding the foregoing, all expenses incurred by Landlord in connection with the operation, repair, cleaning and maintenance of the Common Areas and the Shopping Center ("Common Area Costs") shall be charged and prorated in the manner set forth in this Article 25.

Common Area Costs shall include without limitation, all sums expended in connection with the Common Areas and Shopping Center for: general maintenance and repairs; resurfacing; painting; restriping; cleaning; trash removal; snow and ice removal; sweeping and janitorial services; lighting, HVAC and other utility expenses; maintenance, repair, cleaning and replacement of public toilets, music program equipment and loudspeakers, sidewalks, stairways, curbs, Shopping Center signs, sprinkler systems, planting and landscaping, floors, walls, ceilings, roofs, skylights, windows, directional signs, markers and bumpers, fire protection systems and equipment (including fire sprinklers), security systems, lighting systems and fixtures (including replacement of tubes and bulbs), storm drainage systems, plumbing, electrical, HVAC and other utility systems which do not exclusively serve the interior of tenants' premises, and all mechanical equipment (including automatic door openers, escalators and elevators); personnel to implement the foregoing services, including, if Landlord deems necessary, the cost of security guards; all on-site costs and personnel expenses of Landlord incurred to manage the Shopping Center (which may be contracted for with third parties); all real (as generally defined in Section 9.3b of this Lease) and personal (as generally defined in Section 19.3 of this Lease) property taxes and assessments on the improvements and land comprising the Common Areas and Shopping Center or any personalty in use on the Common Areas or Shopping Center; any sums paid to third parties for the purpose of seeking reduction of property taxes; any governmental imposition or surcharge imposed upon Landlord or assessed against any portion of the Common Areas or Shopping Center; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); and premiums for adequate comprehensive general liability and property damage insurance covering Landlord's ownership and operation of the Common Areas and Shopping Center, fire and extended coverage insurance on the Common Areas and the Shopping Center (which may include earthquake and flood damage endorsements) and vandalism and plate glass insurance covering the Common Areas and Shopping Center. Common Area Costs shall also include a charge for appropriate reserves for the costs of repainting, re-roofing and resurfacing Common Areas. In addition, Common Area Costs shall include a sum to be payable to Landlord for supervision of the Common Areas and for accounting, bookkeeping and collection of Common Area Costs, in an amount equal to 10% of the total of all of the foregoing Common Area Costs incurred in each calendar year. Landlord may have any or all services and management performed in connection with the Common Areas and Shopping Center provided by an independent contractor(s).

If Landlord acquires, constructs or makes available for Common Area purposes land or improvements not shown as part of the Shopping Center on Exhibit "A", then Common Areas Costs shall also include all of the expenses itemized above incurred and paid in connection with such additional land or improvements.

25.3 Method of Payment. Portions of the Shopping Center may be owned or leased by the occupants of those buildings designated by Landlord as a "Major Store" on Exhibit "A" (hereinafter referred to as the "Major Store Occupants"). The contributions of the Major Store Occupants towards the Common Area Costs shall be credited toward payment of the entirety of the Common Area Costs and the balance of the Common Area Costs shall be prorated among the other tenants of the Shopping Center in the following manner:

(i) From and after the date Rent has commenced, and thereafter during the Term, Tenant shall pay to Landlord, on the first day of each calendar month, an amount estimated by Landlord to be Tenant's Proportionate Share of Common Area Costs for the period covered by such estimate. This estimated monthly charge may be adjusted by Landlord at the end of any calendar month on the basis of Landlord's experience and reasonably anticipated Common Area Costs.

(ii) Within 60 days following the end of each calendar year (or as soon thereafter as possible), Landlord shall furnish Tenant with a statement showing the actual total of Common Area Costs for the preceding year, the actual amount of Tenant's Proportionate Share of Common Area Costs for that year and the payments made by Tenant for that year under subparagraph (i) above. If Tenant's Proportionate Share of Common Area Costs exceeds the estimated payments made by Tenant under subparagraph (i) above, Tenant shall pay Landlord the deficiency within 10 days after receipt of such statement. If Tenant's estimated payments exceed Tenant's Proportionate Share of Common Area Costs, Tenant may offset the excess against payments thereafter coming due under subparagraph (i) above or receive a refund following the expiration of the Term. There shall be an appropriate adjustment of Tenant's Proportionate Share of Common Area Costs as of the commencement of Rent and expiration of the Term. Landlord's and Tenant's obligations hereunder shall survive expiration of the Term.

Tenant's failure to pay any sums due hereunder shall constitute a default under this Lease equivalent to a failure to pay Minimum Annual Rent when due.

25.4 Control of Common Areas. Landlord shall have the right at all times to determine the nature and extent of the Common Areas and to make changes from time to time which in Landlord's opinion are desirable and in the best interests of all persons using the Common Areas. Landlord's rights hereunder include without limitation, the right to install, remove, relocate and change driveways, entrances, exits, automobile parking spaces, the direction and flow of traffic, prohibited areas, landscaped areas, utilities and all facilities of the foregoing.

Landlord shall have exclusive control of the Common Areas, and may, without limitation, lease space within the Common Areas to tenants for the sale of merchandise or services, and permit advertising displays, educational displays and entertainment in the Common Areas; provided, however, none of the foregoing shall materially adversely affect the visibility or accessibility of the Premises. Landlord may at any time and from time to time during the Term exclude and restrain any person from use or occupancy of the Common Areas, except for bona fide customers, patrons and service suppliers of Tenant and other tenants and occupants of the Shopping Center who use the Common Areas in accordance with the rules and regulations then established by Landlord. The rights of Tenant under this Article 25 shall at all times be subject to the rights of Landlord, the other tenants of Landlord and the other owners and occupants of the Shopping Center to use the Common Areas in common with Tenant. Tenant shall not create or permit any obstructions in the Common Areas and shall permit its customers, patrons and service suppliers to use the Common Areas only for normal parking and ingress and egress to and from the Building occupied by Tenant.

25.5 flutes and Regulations. Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against Tenant and the other users of the Common Areas, such reasonable rules and regulations (including the exclusion of employees' parking from Common Areas) as Landlord may deem necessary or advisable for the proper and efficient operation and maintenance of the Common Areas and Shopping Center. The rules and regulations may include, without limitation, the hours during which the Common Areas, including any enclosed mall, shall be open for use. If incorporated as a part of this Lease as of the effective date of this Lease, Tenant shall comply with the Rules and Regulations attached to this Lease as Exhibit "B".

25.6 Employee Parking. Landlord shall at all times have the right to designate a particular parking area to be used by employees of Tenant and other occupants of the Shopping Center and any such designation may be changed by Landlord from time to time. Tenant and its employees shall park their cars only in those portions of the Common Areas, if any, designated for that purpose by Landlord. Tenant shall furnish Landlord from time to time with an accurate current list of its and all its employees' automobile license plate numbers within 15 days after taking possession of the Premises and thereafter within 5 days after any change in the accuracy of the list. If Tenant or its employees fail to park their cars in designated parking areas, Landlord may charge Tenant $25.00 per day per car for each such violation and shall have the right to have any such car towed away. All amounts due under the provisions of this Section 25.6 shall be payable by Tenant within 10 days after demand by Landlord. The Landlord shall not establish parking in the parking area that will create a hardship and/or unsafe conditions for the Tenant's employees.

26. DEFAULTS BY TENANT.

26.1 Events of Default. Each of the following shall constitute a material default and breach under this Lease:

(a) If Tenant is at any time in default of its obligation to pay any Rent or other charges, and such default continues for more than 10 days after written notice of such default;

(b) If Tenant is in default in the prompt and full performance of any other of its obligations under this Lease and such default continues more than 30 days after written notice specifying the particulars of such default;

(c) If Tenant vacates or abandons the Premises or otherwise fails to occupy and operate the Premises in accordance with Article 21;

(d) (i) If Tenant or any guarantor of this Lease makes a general assignment or general arrangement for the benefit of creditors; or (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor and is not dismissed within thirty (30) days; or
(iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession of Tenant's assets or if Tenant remains a debtor in possession and such trustee or Tenant transfers Tenant's interest in this Lease, then Landlord shall receive, as additional rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder; or

(e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

26.2 Remedies Upon Breach of Lease. On the occurrence of any breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant's right to possession of the Premises and reenter the Premises by any lawful means, in which case this Lease shall terminate. In such case Tenant shall immediately surrender possession of the Premises to Landlord; or

(b) Maintain Tenant's right to possession of the Premises, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event Landlord shall be entitled to enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due and Landlord shall have the right to occupy or re-let the whole or any part of the Premises for the account of Tenant; or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Shopping Center is located.

If Landlord reenters the Premises under the provisions of subparagraph (b) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any Rent or other charges that are due or thereafter accruing, or Tenant's liability for damages under any of the provisions hereof. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have in addition to its rights under Section 26.4 hereof, the right, but not the obligation, to remove frorti the Premises any personal property located therein and to place it in storage at a public warehouse at the expense and risk of Tenant.

Notwithstanding any other term or provision hereof to the contrary, this Lease shall terminate on the occurrence of any act which affirms Landlord's intention to terminate this Lease as provided in this Section 26.2, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees, incurred by Landlord in connection with the filing, commencement, pursuing or defending of any action in any bankruptcy court or other court with respect to the Lease, the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant, or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Minimum Annual Rent and other Rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

It is understood and agreed that this Lease is a lease of real property in a shopping center within the meaning of 11 U.S.C. Section 365(b)(3) of the Bankruptcy Code.

26.3 Landlord's Damages. If Landlord elects to terminate this Lease and Tenant's right to possession of the Premises in accordance with the provisions of this Lease, Landlord may recover from Tenant as damages, all of the following:

(i) The worth at the time of award of any unpaid Rent and other charges which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves Landlord could have reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent and other charges which Tenant would have paid for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation, any costs or expenses incurred by Landlord in (a) maintaining or preserving the Premises after such default, (b) recovering possession of the Premises, including reasonable attorneys' fees therefor, (c) expenses of reletting the Premises to a new tenant, including necessary renovations or alterations of the Premises, reasonable attorneys' fees incurred, and leasing commissions incurred; plus

(v) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State where the Shopping Center is located.

As used in subparagraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest on unpaid amounts at the rate of 10% per annum. As used in subparagraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank located nearest to the Shopping Center in effect at the time of award, plus 1%.

For purposes of this Article 26, all Rent other than Minimum Annual Rent, shall, for purposes of calculating any amount due under the provisions of subparagraph
(iii) above, be computed on the basis of the average monthly amount of Rent payable by Tenant during the immediately preceding 36 month period, except that if it becomes necessary to compute such rental before such 36 months of the Term has expired, then such Rent shall be computed on the basis of the average monthly amount of Rent payable during such shorter period.

26.4 Fixtures and Personal Property. In the event of Tenant's default, all of Tenant's merchandise, Fixtures and other Personal Property shall remain on the Premises, and during the period of default Landlord shall have the right to take the exclusive possession of such items and to use them free of charge until all defaults are cured, or, at Landlord's option, to require Tenant to forthwith remove such items.

The rights and remedies given to Landlord in this Article shall be in addition and supplemental to all other rights or remedies which Landlord may have under the laws in force when the default occurs.

26.5 Wo Waiver. The waiver by Landlord of any breach by Tenant of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of such term, covenant or condition, of any subsequent breach thereof, or of any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord.

27. DEFAULTS BY LANDLORD.

If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within 30 days after receipt of written notice from Tenant specifying such failure (or if such failure cannot reasonably be cured within 30 days, if Landlord does not commence to cure the failure within that 30 day period), then such failure shall constitute a default hereunder and Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's default; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Shopping Center, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, or of partners or principals of such partners comprising Landlord, if any, or of Landlord's officers, shareholders or directors, if any) wherever situated, shall be subject to levy, attachment or execution, or otherwise used to satisfy any such judgment. Tenant hereby waives any right to satisfy a judgment against Landlord except from the rents, issues, profits and other income actually received on account of Landlord's right, title and interest in the Premises, Building and/or Shopping Center. t

If/after notice to Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure trie default as provided below, then (subject to the provisions of Section 22.2. hereof) Tenant shall have the right to cure that default at Landlord's expense. In such case Landlord shall pay the reasonable cost of such cure promptly following receipt of a bill from Tenant itemizing the cost of such cure. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any cost of such cure against any payments of Rent or any other charges due and payable to Landlord under this Lease, except as otherwise specifically provided in this Lease.

Tenant agrees to send by certified or registered mail to any mortgagee or deed of trust beneficiary of the Shopping Center whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, Tenant shall provide any such mortgagee or beneficiary with notice of such failure and such mortgagee or beneficiary shall have an additional 30 days following receipt of such notice to cure such default; provided that if such default cannot reasonably be cured within that additional 30 day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances. 27.1 See Addendum.

28. ATTORNEYS'FEES.

If at any time after the date hereof either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the losing party in such action or proceeding shall reimburse the winning party for its reasonable expenses of attorneys' fees and all costs and disbursements incurred, including, without limitation, any such fees, costs pt disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the winning party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the winning party.

29. SUBORDINATION -- ATTORNMENT.

29.1 Subordination. Within 10 days after receipt of a written request from Landlord, any first mortgagee or first deed of trust trustee or beneficiary of Landlord, or any lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien or security interest of the first mortgage or deed of trust (including all future advances made thereunder subsequent to the effective date of this Lease), the interest of any lease in which Landlord is the lessee, or any REA that may burden the Premises, Building, Shopping Center, Property or any future improvements made to the Property.

29.2 Attornment If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, then Tenant shall upon request, attorn to such transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease, provided such transferee or successor accepts the Premises subject to this Lease.

29.3 Estoppel Certificate. Tenant shall, at any time and from time to time, upon not less than 10 days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a written statement substantially in the form of Exhibit "D" certifying (i) that this Lease represents the entire agreement between Landlord and Tenant, and is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (ii) the dates to which the Rent and other charges are paid in advance, if any; (iii) the Commencement Date and expiration date of the Lease Term, (iv) whether Tenant has assigned or transferred this Lease or any interest of Tenant therein; and (v) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such defaults if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant. Any such statement may be relied upon by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. Tenants failure to deliver such statement within the time required shall be conclusive and binding upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counterclaim or deduction against Rent, and (c) no more than one month's Rent has been paid in advance.

30. QUIET POSSESSION.

Landlord agrees that Tenant, upon paying the Rent and timely performing its obligations under this Lease, may quietly have, hold and enjoy the Premises during the Term or any extension thereof; subject, however, to any rights of entry specifically granted to Landlord hereunder, any REA and any mortgages, deeds of trust, ground or underlying leases, agreements, encumbrances and/or other Matters of Record to which this Lease is subordinate.

31. MERCHANTS'ASSOCIATION.

31.1 Merchants' Association. If either Landlord or a majority of tenants in the Shopping Center determine at any time that it is in the best interests of the Shopping Center, Tenant will become a member of, participate fully in, and remain in good standing in a non-profit Merchants' Association (the "Association") formed and organized for tenants occupying premises in the Shopping Center, and Tenant will abide by the by-laws, rules and regulations of such Association. Landlord and each member tenant shall have one vote in the operation of the Association. The articles of incorporation and by-laws of the Association shall be approved by a majority vote of the Association members and shall be subject to amendment as provided in the by-laws. The objectives of the Association shall be to encourage its members to deal fairly and courteously with their customers, to encourage ethical business practices, and to assist the business of the tenants by sales promotion and centerwide advertising. Tenant agrees to pay annual dues to the Association in an amount and at the time determined by a vote of the members of the Association from time to time. Default in payment of such dues shall be deemed a default in payment of Rent hereunder.

31.2 Grand Opening Promotional Fund. Tenant shall separately pay when billed the sum of $.25 per square foot of Floor Area in its Premises to provide Landlord with funds to promote the "grand opening" of the Shopping Center, and/or Tenant's business.

32. CAPTIONS; JOINT AND SEVERAL LIABILITY.

32.1 Captions. The captions of the Articles and Sections of this Lease are for convenience only, are not operative parts of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

32.2 Joint and Several Liability. If two or more persons or entities execute this Lease as Landlord or Tenant then such persons or entities shall be jointly and severally liable for compliance with and performance of all the terms, covenants and provisions of this Lease.

33. NOTICES. Wherever this Lease requires or permits notice or demand to be given by either party to the other, such notice or demand shall be in writing and given or served either personally or in writing forwarded by certified mail, return receipt requested, addressed to the parties at the addresses specified in
Section 3.g. hereof. Either party may change such address by written notice to the other as herein provided.

34. OBLIGATIONS OF SUCCESSORS. Except as otherwise provided herein, all of the provisions of this Lease shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

35. CONSENT OF LANDLORD AND TENANT. Wherever in this Lease consent or approval is required from either party to any action by the other, such consent or approval shall be given in writing and shall not be unreasonably withheld, unless otherwise expressly permitted in this Lease. Landlord shall not be deemed to have withheld its consent unreasonably where Landlord's right to give its consent is dependent on Landlord obtaining the consent of any other person, agency or authority having the right to withhold its consent pursuant to any agreement or law and such person, agency or authority does withhold its consent.

If Landlord or Tenant unreasonably fails to give any such consent, the other party shall be entitled to specific performance in equity and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless such consent is withheld maliciously or in bad faith.

36. SECURITY DEPOSIT.

36.1 Payment of Security Deposit. Tenant has deposited with Landlord the sum specified in Section 2.k. hereof as the "Security Deposif, receipt of which is hereby acknowledged. The Security Deposit shall be held by Landlord without liability for interest as security for the faithful performance by Tenant of all of its obligations under this Lease. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior written consent of Landlord and any such action by Tenant without such consent shall be without force and effect and not binding on Landlord.

36.2 Application of Security Deposit. If any Rent herein reserved or any other sum payable by Tenant to Landlord is overdue and unpaid or paid by Landlord on Tenant's behalf, or if Tenant fails to perform any of its obligations under this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply the entire Security Deposit or so much as is necessary to compensate Landlord for loss of Minimum Annual Rent or additional rent, or other damages sustained by Landlord due to such default by Tenant. Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. If Tenant complies with all of the terms of the Lease and promptly pays when due all Rent and all other sums payable by Tenant under this Lease, the Security Deposit (or the balance thereof remaining) shall be returned in full to Tenant not later than 14 days following the end of the Term and delivery of possession of the Premises to Landlord.

36.3 Bankruptcy. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for the earliest periods prior to the filing of such proceedings.

36.4 Transfer of Landlord's Interest. Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord's interest in the Premises and Landlord shall thereupon be discharged from any further liability to Tenant for the Security Deposit. This provision shall also apply to any subsequent transfers of Landlord's interest in the Premises. In the case of such transfer of the Security Deposit, Landlord shall give written notice to Tenant of any existing claims against the Security Deposit and of the name and address of Landlord's successor.

37. MISCELLANEOUS.

37.1 Relationship of the Parties. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be responsible in any way for the debts or obligations of Tenant or anyone else.

37.2 Severability. If any provision of this Lease is determined to be void by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. It is the intention of the parties that if any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.
37.3 Corporate Authority; Partnership Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership, certificate of limited partnership or other evidence of partnership satisfactory to Landlord. 37.4 Entire Agreement. It is understood that there are no oral or written agreements or representations between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements and understandings, if any, made by or between Landlord and Tenant with respect to the subject mailer thereof, and none thereof shall be used to interpret, construe, supplement or contradict this Lease. This Lease, and all amendments hereto, are the only agreement between the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included in this Lease.

There are no other representations, covenants or warranties between the parties and any reliance on representations of a party is based solely upon the express representations, covenants and warranties contained in this Lease. Although the printed provisions of this Lease were drawn by Landlord, the parties agree that this circumstance alone shall not create any presumption, canon of construction or implication favoring the position of either Landlord or Tenant. The parties agree that any deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption, canon of construction or implication, including, without limitation, any implication that the parties intended thereby to state the converse, obverse or opposite of the deleted language.

37.5 Governing Law. The laws of the state where the Shopping Center is located shall govern the validity, performance and enforcement of this Lease.

37.6 Waiver or Consent Limitations. A waiver of any breach or default under the Lease shall not be a waiver of any other breach or default. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant.

37.7 Force Majeure. The occurrence of any of the following events shall excuse performance of such obligations of Landlord or Tenant as are rendered impossible or reasonably impracticable to perform while such event continues: strikes; lockouts; labor disputes; acts of God; inability to obtain labor, materials or reasonable substitutes therefor; governmental restrictions, regulations or controls; judicial orders; enemy or hostile governmental action; civil commotion; fire or other casualty; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Minimum Annual Rent and additional rent (unless the provisions of Article 23 apply) or excuse such obligations as this Lease may nevertheless otherwise impose on the party to obey, remedy or avoid, despite such event. If any work performed by Tenant or Tenant's contractor results in a strike, lockout and/or labor dispute, such strike, lockout and/or labor dispute shall not excuse Tenant's performance hereunder.

37.8 Waiver of Redemption Rights. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted from or dispossessed of the Premises for any cause, or in the event Landlord obtains possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease or otherwise. The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise.

37.9 Amendments. To be effective and binding on Landlord and Tenant, any amendment, modification, addition or deletion to the provisions of this Lease must be in writing and executed by both parties in the same manner as the Lease itself.

37.10 Right to Enter. Landlord and/or its authorized representatives shall have the right to enter the Premises at all reasonable times for the purpose of showing the Premises to prospective purchasers or lenders.

37.11 Definition of Landlord. As used in this Lease, the term "Landlord" means only the current owner of the fee title to the Shopping Center or the leasehold estate under a ground lease of the Shopping Center at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest in the Shopping Center is relieved of all liabilities for the obligations of Landlord under this Lease to be performed on or after the date of transfer.

37.12 Tenant's Financial Condition. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Shopping Center. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

38. BROKERS.

38.1 Broker's Commission. Upon execution and delivery of this Lease by Landlord and Tenant, Landlord shall pay to Landlord's Broker the commission set forth at
Section 3.b hereof, if any, or the commission provided for in the written agreement (the "Agreement") between Landlord and Landlord's Broker covering brokerage services rendered in this transaction. Landlord shall also pay Landlord's Broker a further commission as provided in the Agreement if Tenant exercises any option to extend the Term of this Lease or to renew the Lease or to expand the Premises. If a Tenant's Broker is named at Section 3.b, Landlord s Broker shall pay an appropriate portion of its commission to Tenant's Broker if Landlord's Broker and Tenant's Broker have so agreed between them. Landlord shall have no obligation to pay a commission or fee to anyone other than Landlord's Broker in connection with this Lease.

38.2 Protection of Brokers. If Landlord sells its interest in the Premises or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Premises or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article 38 or the Agreement. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this Article 38. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Section is included in this Lease for the benefit of Landlord's Broker.

38.3 Wo Other Brokers. Tenant represents and warrants to Landlord that the brokers named in Section 3.b of this Lease are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease.

39. COMPLIANCE.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

LANDLORD AND TENANT have signed this Lease on the dates set forth below.

Date
Landlord: ECTC-LLC
A California Limited Liability Company
by: Essex Investments, LLC
A California Limited Liability Company

By: Essex Realty Management, Inc.
Its managing Member
By
Print Name Burrel D. Magnusson
Title: President
Date: 4/25/01
Tenant: Temecula Valley bank N.A.
A National association
By /S/TOM IVORY
Executive Vice President
By /S/STEPHEN H. WACHNITZ
Chairman of Board, President, CEO


     SEE YOUR ATTORNEY -- THIS LEASE IS TO BE GIVEN TO YOUR ATTORNEY FOR REVIEW AND APPROVAL BEFORE YOU SIGN IT. BECAUSE EACH LEASE TRANSACTION IS UNIQUE, AND THE BUSINESS AND LEGAL CONCERNS OF EACH PART ARE UNIQUE, CB COMMERCIAL CANNOT AND DOES NOT MAKE ANY REPRESENTATION OR RECOMMENDATION CONCERNING THE LEGAL EFFECT, LEGAL SUFFICIENCY, OR TAX CONSEQUENCES OF THIS LEASE. THESE ARE QUESTIONS FOR YOUR ATTORNEY AND FINANCIAL ADVISORS.

     IN ANY REAL ESTATE TRANSACTION IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

Form No. 5203 Rev 5/92

(18)

    ADDENDUM TO LEASE DATED FEBRUARY 28,2001 BY AND BETWEEN ECTC-LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("LANDLORD") AND TEMECULA VALLEY BANK, N.A. ("TENANT") FOR THE PROPERTY LOCATED AT THE EL CAJON TOWNE CENTER, EL CAJON, CALIFORNIA.


   3.c.ii.    COMMENCEMENT DATE;

            30 days after substantial completion of Landlord's Work in the Premises (as defined in Exhibit "C" to the Lease). The date of such substantial completion is the date the Premises are substantially complete prior to he extent of Landlord's Work, except for such work that Landlord cannot complete until Tenant performs necessary portions of Tenant's Work (as defined in Exhibit "C"). Substantial completion of Landlord's Work shall be evidenced by notice to Tenant from Landlord's architect or designated representative that substantial completion has occurred. The Landlord warrants that the Premises can be occupied and that should any governing agencies delay the Tenant's occupancy due to Landlord's default, then the rent shall not commence. Should it be determined that the space cannot be occupied under acceptable terms and conditions to the Tenant, required by the appropriate agencies, then the Tenant shall have the right to terminate the Lease.

   9.2A.    MINIMUM RENT;
                 Months               PerSq.Ft,              Monthly
                 ---------------------------------------------------
                    1-3-0-                  -0-
                   4-12                   $1.45             $4,770.50
                  13-24                   $1.60             $5,264.00
                  25-36                   $1.75             $5,757.50

           Rent shall increase thereafter based on the annual Consumer Price Index, All Urban Consumers, 1984 Index, every twelve (12) months (as outlined in section 9.2 of the Lease) with the first such occurrence happening after the thirty-sixth (36th) month with a maximum increase of five (5%) percent annually.

           *These prices do not include additional charges (insurance, taxes, CAM charges, etc.)


  9.4. Paragraphs 9.4 through 10.2 relate only to any subtenant of Tenant, and have no effect on Tenant's actual occupancy.


  13.     INDEMNITY BY TENANT;

          Neither party shall be liable to the other or its employees, agents or contractors or to any other persons claiming through or under Landlord or Tenant for any injury to person or damage to property on the Demised Premises caused by negligence or misconduct of other tenants in the shopping center or of either party, its employees, agents or contractors. Neither party shall be liable to the other or its employees, agents or contractors or to any other persons claiming through or under Landlord or Tenant for any injury to person or damage to property outside of the Demised Premises caused by the sole negligence of the other party. Landlord and Tenant agree to indemnify each other for and hold the other harmless from any loss, expense or claims arising out of any such damage or injury, unless such damage or injury results from the act, omission or neglect of either party, its employees, agents or contractors.


 27.1. The parties acknowledge that the Landlord's property (shopping center) has a high rate of vacancy. In the light of the high vacancy, the Tenant is leasing the Premises with the understanding that the Landlord will continue to maintain the property and the common area in a manner consistent with industry standards in the San Diego Market area. The Landlord shall maintain the property in a manner described in this Lease and shall continue to perform the maintenance, repair and reasonable care to the common area and improvements in a manner that is standard to the shopping center industry in San Diego County. Failure to do so after Tenant giving Landlord thirty (30) days written notice shall be deemed a material default of the Lease by Landlord.


40.      OPTION;

         Provided Tenant is not in default and has continuously operated as Temecula Valley Bank, N.A. and/or transferee as described in Paragraph 20 (subject to Landlord's approval), Tenant shall be granted one (1) five (5) year option to renew at the then prevailing fair market lease rate, which in no event shall be less than the previous year. In the event a new rate cannot be agreed upon, both parties agree to decision by binding


          Landlord's Initials:_________          Tenant's Initials: X
          arbitration. However, it is understood that the new lease rate shall not be below the prior year's lease rate. Tenant shall be required to give notice of their intent to exercise their option with at least one hundred and eighty (180) days written notice but not more than six (6) months prior to the end of their current term.


41.       CONDITION OF THE PREMISES:

          Tenant is accepting the premises in its "as is" condition pursuant to a schedule prepared by the Landlord outlining any and all conditions of the Premises. Landlord will warrant that HVAC, roof, plumbing, electrical systems, doors, and windows, will be in proper working condition at time of delivery. Should tenant improvements be made to the premises in the future, the premises shall be constructed in accordance with the procedures outlined in Exhibit "C" of this lease. Tenant shall be responsible for all compliance with ADA and other applicable regulatory requirements. Landlord further agrees to provide touch-up paint to the outside of the Premises prior to Tenant opening for business. Landlord will repaint the building within the first two
          (2) years of the Lease at no additional expense to Tenant.


 42.      REGULATORY APPROVAL;

          Operation of Tenant's business is subject to initial approval by Federal regulatory agencies. Tenant will diligently pursue said approvals, but the Lease is contingent upon receipt of same, which in no event will take more than sixty (60) days after lease execution. In the event Tenant can not secure said approvals, the Lease shall be made null and void.


43.       RECORDATION OF PARCEL MAP;

          It is understood by both Landlord and Tenant that Landlord is currently in the process of getting approval of recordation of the parcel map. The parcel map is currently being filed to separate the property into three (3) parcels (a shown in Exhibit A-l, which will include the two (2) pads and the in-line stores). There will be no change in the current parking allocation as shown on Exhibit A. There will also be no change in the current access as shown on the attached exhibits. The Tenant hereby agrees to cooperate in achieving said approval. Exhibit A-l will be modified to show the proposed changes in the recordation of the parcel map.


44.      POTENTIAL SALE OF PROPERTY;

         Tenant acknowledges that the property is currently in escrow to Foothills Community Church. Possible uses include, but are not limited to, church, daycare center, youth center and administrative offices.

Landlord's Initials:_____________________        Tenant's Initials:X

                                   EXHIBIT "A"
















                   [PLAN SHOWING PREMISES AND SHOPPING CENTER]






















                        Landlord's Initials:      Tenant's Initials: X

                                  EXHIBIT "A-l"

                           [RECORDATION OF PARCEL MAP]





















                        Landlord's Initials:   Tenant's Initials:X

                                   EXHIBIT "B"

                             [RULES AND REGULATIONS]


  1. USE OF STORE PREMISES

          (a) All floor area, including vestibules, entrances and returns, doors, fixtures windows and plate glass shall be maintained in a safe, neat and clean condition.

          (b) All trash, refuse and waste material shall be regularly removed from the Premises of each occupant and until removal shall be stored (i) in adequate containers, which containers shall be located so as not to be visible to the general public shopping in the Shopping Center, and (ii) so as not to constitute any health or fire hazard or nuisance to any occupant.

          (c) No portion of the Shopping Center shall be used for lodging purposes.

          (d) Neither sidewalks or walkways shall be used to display, store or place any merchandise, equipment or devices.

          (e) No advertising medium device, instrument or apparatus shall be utilized which can be heard or experienced outside the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, phonographs, organs, radios or television.

          (f) No auction, fire, bankruptcy or going-out-of-business sale shall be conducted in, at, or about the Shopping Center or any portion or portions thereof, except pursuant to court order.

          (g) No use shall be made of the Shopping Center or any portion or portions thereof which would (i) violate any law, ordinance or regulation, (ii) constitute a nuisance, (iii) constitute a hazardous use, or (iv) violate, suspend, or void any policy or policies of insurance.

          (h) All occupants of the Shopping Center shall use their best efforts to cause all trucks servicing retail facilities within the Shopping Center to loan and unload prior to the hours of the Shopping Center opening for business to the general public.

 2. CONDUCT OF PERSONS

     The following rules and regulations govern the use of roadways, walkways, parking areas, and other Common Areas and facilities:

          (a) No person shall use any roadway, walkway, or mall, except as a means of egress from or ingress to any floor area and to parking area within the Shopping Center or adjacent public streets. Such use shall be in an orderly manner and in accordance with directional or other signs or guides. Roadways shall not be used at a speed in excess of ten (10) miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No walkways, hallways, corridors or mall shall be used for other than pedestrian travel.

          (b) No person shall use any parking area, except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are customers or business invitees of the retail establishments within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking places. During peak periods of business activity, limitations may be imposed as to the length of time for parking use. Such limitations may be made in specified areas.

          (c) No person shall use any utility area, truck court or other area reserved for use in connection with the conduct of business, except for the specific purpose for which permission to use such area is given.

          (d) No tenant, contractor, agent or employee of any business in the Shopping Center shall use any area for motor vehicle parking, except the area or areas specifically designated for employee parking and for the particular period of time such use is to be made as determined, or as established by ordinance.

          (e)  No person shall in or on any part of the Common Areas:

               (i) Vend, peddle or solicit orders for sales or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

               (ii) Except as permitted by law, exhibit any sign, placard, banner, notice or other written material; distribute any circular, booklet, handbill, placard, or other material; solicit signatures or registration for membership in any organization, group or association or contribution for any purpose; parade, rally, patrol, picket, demonstrate, or engage in any conduct that might tend to interfere with or impede the use of any of the Common Areas by any person entitled to use the same, create a disturbance, attract attention or harass, annoy, disparage or be detrimental to the interest of any of the retail establishments within the Shopping Center.

               (iii) Use any Common Areas for any purpose when none of the retail establishments within the Shopping Center is open for business or employment.

               (iv) Throw, discard, or deposit any paper, glass or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind.

               (v) Use any sound-making device of any kind or create or produce in any manner noise or sound that is annoying, unpleasant, or distasteful to occupants or invitees.

               (vi) Deface, damage or demolish any sign, light standard or fixture, landscaping material or other improvements with the Shopping Center, or the property of customers, business invitees or employees situated within the Shopping Center.

     The listing of specific items as being prohibited is not intended to be exclusive, but to indicate in general the manner in which the right to use the Common Areas solely as a means of access and convenience in shopping at the establishments in the Shopping Center is limited and controlled.

3. PROHIBITED OPERATIONS AND NUISANCES

     No use or operation will be made, conducted or permitted on any part of the Shopping Center site, which use or operation is clearly objectionable to the development or operation of the Shopping Center. Included among the uses or operations which are objectionable are uses or operations which produce or are accompanied by the following characteristics, which list is not intended to be all-inclusive:

     (a) Any noise, litter, dust, dirt, odor or other activity which may constitute a public or private nuisance;

     (b) Any unusual firing, explosive or other damaging or dangerous hazards (including the storage, display or sale of explosives or fireworks);

     (c) Any warehouse operation, or any assembling, manufacturing, distilling, refining, smelting, industrial, agricultural, drilling or mining operation; provided, however, any area used for the storage of goods to be sold at any retail establishment in the Shopping Center shall not be deemed to be a warehouse operation;

     (d) Any trailer court, mobile home park, lot for sale or new or used motor vehicles, labor camp, junkyard, stockyard or animal raising (other than per shops if the Base Lease Provisions permit such use);

     (e) Any dumping, disposal, incineration or reduction of garbage or refuse other than handling or reducing such waste if produced on the Premises from authorized uses and if handles in a reasonably clean, sanitary and noiseless manner;

     (f) Any commercial laundry or dry cleaning plant, laundromat, veterinary hospital, car washing establishment, bowling alley, mortuary or similar service establishment; and

     (g)  Any automobile body and fender repaid work. (a)




Landlord's Initials:_____________________        Tenant's InitialsX:

                                   EXHIBIT "C"
                       [LANDLORD'S WORK AND TENANT'S WORK]


General Recital; Tenant accepts the Premises in "As-Is" condition, and Landlord shall provide a tenant improvement allowance for Tenant to construct further improvements to the Premises, subject to the terms and conditions as a more completely described herein. Landlord will warrant that HVAC, electrical, plumbing, doors, roof and windows, are in proper working condition at time of delivery.


     Section 1. Tenant's Plan Approval. Concurrently with, or within ten calendar days following the execution of this Lease, Tenant shall cause detailed plans and specifications (the "Plans") to be prepared and delivered to the Landlord; which Plans shall reflect the work to be performed within the Premises by Tenant following completion of the Landlord's Work in order to suitably prepare the Premises for Tenant's use (the 'Tenant's Work"). Landlord shall, within ten calendar days following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such consent. If Landlord does not approve the Plans, Tenant shall immediately cause the Plans to be revised, consistent with Landlord's comments, and then resubmit the Plans to Landlord for review within ten calendar days of Landlord's notice to Tenant of said non-approval of Tenant's Plans. No work shall be undertaken by Tenant until the Plans have been finally approved by Landlord. Performance of the Tenant's Work shall strictly conform to the approval Plans and any deviation will require Landlord's prior approval. Any delays caused by Tenant with respect to submittal, revision, or approval of plans pursuant to this paragraph shall accelerate the Rent Commencement Date accordingly. In the event that Tenant's Plans have not been mutually approved within 40 days following the Lease Commencement Date, Landlord may, at Landlord's option, terminate this Lease, regain possession of the Premises, and Tenant shall reimburse Landlord for Landlord's costs in preparing the Premises for Tenant's occupancy.


     Section 2. Tenant's Work Completion Period. Following the Commencement Date of this Lease and Tenant's acceptance of the Premises, Tenant shall cause Tenant's Work to be completed in accordance with sound construction practices and in a manner consistent with this Exhibit "C" ("Tenant's Work Completion Period"). Landlord and Tenant estimate that completion of Tenant's Work shall not exceed 90 days from the Lease Commencement Date.


     Section 3. Construction of Tenant Improvements by Tenant's Contractor. After the Plans for the Tenant's Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance, and any other information required by Landlord of Tenant's proposed contractor(s) ("Contractor") for Landlord's review and approval. If Landlord deems, in Landlord's reasonable discretion, that Tenant's proposed Contractor is unacceptable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Tenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with Landlord's rules and regulations as defined herein, and Tenant shall provide Landlord with a copy of said contract. In no event shall Tenant be permitted access to the Premises to perform Tenant's Work prior to providing all information requested by Landlord relating to evidence of Tenant's and Tenant's Contractor's compliance with all of the insurance requirements as set forth herein or as otherwise established by Landlord shall constitute a default of this Lease if not corrected by Tenant and/or Tenant's Contractor within twenty four (24) hours notice, either written or oral, by Landlord to Tenant. Landlord shall have the right to post a notice of non-responsibility at a prominent location within Tenant's Premises.

It shall be the responsibility of Tenant to enforce the following requirements of Tenant's Contractor, and all subcontractors of Tenant's Contractor, at every level:

     3.1 Tenant's Contractor shall perform Tenant's Work in a manner and at times which do not impede or delay Landlord's contractor in the Project. Any delays in the completion work by the Landlord or Landlord's contractor on the Project, or the commencement of the annual rental and any damage to any work caused by Tenant's Contractor shall be at the sole cost and expense of Tenant.

     3.2 Tenant's Contractor shall be responsible for the repaid, replacement, or clean-up of any damage by him to other contractor's which specifically includes access ways to the Premises which may be concurrently used by others. Firelanes, sidewalks, hallways, and access to other tenant's suites may not be blocked or obstructed at any time

Landlords Initials      Tenant's initials X

     3.3 Tenant's Contractor shall accept the Premises prior to starting any trenching operations. Any rework of sub-base compaction required after Tenant's Contractor's initial acceptance of the Premises shall be done by Tenant's Contractor, which shall include the removal from the Premises of any excess soil or debris. All work shall be done in accordance with sound construction practices and, as required, in compliance with specifications of a soils engineer or consultants as approved by Landlord.

     3.4 Tenant's Contractor shall contain his storage of materials and his operations within the Premises and such other space as he may be assigned by Landlord. Should he be assigned space outside of the Premises, he shall move to such other space as Landlord shall direct from time to time to avoid interference or delays with other work. Tenant's Contractor shall park construction vehicles in areas designated by Landlord.

     3.5 All trash and surplus construction materials shall be stored within the Premises sand shall be promptly removed from the Premises. Tenant's Contractor shall not use common area trash enclosures or waste bins for disposal of trash or surplus construction material.

     3.6 Tenant's Contractor shall provide temporary utilities, portable toilet facilities and portable drinking water as required for work within the Premises.

     3.7 Noise shall be kept to a minimum at all times, and shall not be permitted to interfere with the conduct of other tenant's business, or the general operation of the Project. Tenant's Contractor shall notify Landlord or Landlord's project manager of any planned work to be done on weekends or other than normal job hours.

     3.8 Tenant and Tenant's Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant's Work is concerned and for all applicable safety regulations established by the Landlord, OSHA, or other regulatory agencies, and Tenant further agrees to save and hold Landlord harmless for Tenant's actions arising from Tenant's Work. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance as required by this Lease and evidence of insurance for Tenant's Contractor.

     3.9 Tenant's Contractor shall not post signs on any part of the Project or on the Premises, without Landlord's prior written approval.

     3.10 Tenant shah1 be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's work.


     3.11 Landlord may require that, prior to the commencement of construction, Tenant shall obtain or cause its contractor to obtain payment and performance bonds covering the faithful performance of the contract for he construction of the Tenant's Work and the payment of all obligations arising thereunder. Such bonds shall e for the mutual benefit of both Landlord and Tenant.

     3.12 Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addendum and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant's Work.

     3.13 All required permits and approvals, including but not limited to Planning, Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant's Contractor in the Premises.

3.14 Any modifications to the building exterior shall be subject to Landlord's prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabs, unless approved by Landlord prior to installation. All equipment placed upon the roof as a result of the Tenant's Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

     3.15 Landlord, at Landlord's reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Project. Such rules and regulations shall apply to Tenant and Tenant's Contractor as though established upon the execution of this Exhibit "C".

           Landlord's Initials:____________________ Tenant's Initials:

     Section 4 Coordination of Construction. Tenant covenants and agrees that Tenant and Tenant's Contractor shall not destroy or in any way damage any portion of the Project. Further, Tenant covenants and agrees that Tenant and Tenant's Contractor shall coordinate the Tenant's Work with any construction schedule for any work being performed by or on behalf of Landlord or any other tenant, and that the performance of the Tenant's Work shall not interfere with Landlord's or any other tenant's construction activities. If there be such interference or conflict, notice thereof shall be given to Tenant, and immediately after receipt of such notice the Tenant agrees to cease or cause to be terminated such interference or conflict. Further, should Tenant delay Landlord's work due to acts of Tenant or Tenant's Contractor, Construction Change Order, subsequent review and approvals required or other matters that materially affect Landlord's construction progress, Tenant shall be responsible to Landlord for any lost rents due to the delay of the commencement of the Lease Term. Tenant further covenants and agrees that Tenant and Tenant's Contractor shall comply with all rules and regulations promulgated by Landlord, or its agent, and all directives of Landlord governing-construction or installation activities, including but not limited to, permissible hours for construction or installation activities, storage of equipment ;and responsibility for cleaning of work areas. If Tenant or Tenant's Contractor shall fail to comply with the provisions of this Section, any costs incurred by Landlord as a result of such failure shall be at Tenant's sole and exclusive expense.


     Section 5. No Landlord Liability. Landlord shall not be liable for any loss, cost, damage or expense incurred or claimed by Tenant or any other person or party on account of the construction of installation of the Tenant's Work or any other person or party on account of the construction or installation of the Tenant's Work or any other improvements to the Premises made by Tenant. Tenant acknowledges and agrees that the compliance of the Tenant's Work, or other Alterations made to the Premises by the Tenant and any plans therefore, with all applicable governmental laws, codes, and regulations shall be solely Tenant's responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for an defect in any of the Tenant's Work or other Alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend, and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted, or arising in connection with any of the foregoing.


     Section 6. Future Improvements by Tenant to the Premises. In the event that Tenant shall desire to perform future improvements to the Premises during the term of this Lease or any extension thereof, Tenant shall construct such improvements in accordance with the terms and conditions of this Exhibit "C", except that no Tenant Improvement Allowance shall be granted by Landlord to Tenant for said future improvements. All costs arising from said future improvements shall be the sole and exclusive responsibility of Tenant to pay, in a prompt and timely fashion said costs become due.


Landlord's Initials:_____________________        Tenant's Initials:.X

                                                                      EXHIBIT D


                                        TENANT'S ESTOPPEL CERTIFICATE

                                        CB COMMERCIAL REAL ESTATE GROUP. INC
                                        BROKERAGE -\SD MANAGEMENT
                                        ICE\SED RE \; ESTATF BROKER

     The undersigned hereby certifies as follows: 1. __________________________; ______________________________.("Tenant"). and ,____________ ("Landlord"),
entered into a lease dated_____________________________, 19__________ (said lease, together with any modifications or amendments described in paragraph 2, is referred to herein as the "Lease"), in which Landlord leased to Tenant certain

This Certificate is accurate as of the date hereof and is made with the understanding that either a potential buyer is contemplating acquiring the Premises or a potential lender is considering making a loan secured by the Premises, and that said buyer or lender will do so in material reliance upon the statements of Tenant contained in this Certificate.

                                     EXECUTED on_________________19____________
                                     TENANT:___________________________________
                                     By:_______________________________________
                                     Its:______________________________________





CB Commercial Real Estate Group, Inc. is not authorized to give legal or tax advice. If you need legal or tax advice, consult your attorney or tax advisor. CB Commercial does not guarantee the accuracy of the certifications contained herein and does not represent that this form contains all certifications which may be relevant to the persons intending to rely on it. Additional certifications can be incorporated in paragraph 13 or by addendum to this certificate.

                                   EXHIBIT "E"

                                [SIGN CRITERIA]


BUILDING SIGNS: INTERNALLY ILLUMINATED PAN CHANNEL LETTERS: Shop Building 30" maximum sign height. Shop buildings allowed maximum two (2) rows of copy with a 15" maximum letter height for each row. In no event will the length of said building sign be greater than 25' or 70% of the lineal footage of shop or building, whichever is less or exceed the square footage allowed by the City of El Cajon sign ordinance. The maximum square footage will be as follows:

1. Major Tenant, i.e. Theater, Retail 1 and Retail 2 may have four (4) square feet of sign per lineal foot of leased space.

2. Maximum one (1) sign per tenant, except tenants fronting both Magnolia and Park or Magnolia and Wells, which will be allowed three (3) signs, one facing each street and one (1) facing interior of center.

MONUMEMT SIGN: The exact location, design and square footage will be determined by mutual consent of the Landlord and the City. In no event shall the sign be higher (from grade) than 40'0". The sign will be paid for and installed by the tenant(s) on a pro rata share basis.

SIGN ENCLOSURES: Sheetmetal enclosure shall be a minimum 24 gauge painted one
(1) coat of lead primer and two (2) coasts of enamel to match the color of the painted trim of building.

SIGN FACES: Sign faces to be Plexiglass. Color selected by tenant subject to Landlord's approval. All upper case letters. All building sign lettering to have gold trip caps.

NOTICE: Each tenant shall submit at the address below to Landlord for approval four (4) copies of a detailed shop drawing of the proposed sign indicating conformance to the criteria. Such submittals shall include but not be limited to pertinent dimensions, details and color call-outs. Two (2) drawings will be returned with an approval and/or comments in a reasonable amount of time.

                                ECTC Fanners, LLC
                           c/o Essex Realty Management
                         3146 Redhill Avenue, Suite 150
                              Costa Mesa, CA 92626

GENERAL NOTES

The purpose of this criteria is to establish the minimum sign standards necessary to insure coordination, proportional exposure for all tenants. Performance shall be strictly enforced and any non-conforming signs shall be removed by the Tenant, Tenant's sign contractor or Landlord.

1.   Tenant shall pay for all signs, their installation and maintenance.
2. Tenant's sign company shall submit Landlord approved drawings to all agencies requiring approval and shall pay for and obtain all city permits and licenses.

3.   No decals shall be visible except as required by local codes and ordinances
     - U.L. label shall be affixed to each sign.

4.   No exposed conduits, raceways or tubing lamps shall be permitted.

5. The sign contractor shall be responsible for the fulfillment of all requirements and specifications completing the installation in a workmanlike manner, including clean up. Landlord reserves the right to reject any work determined to be of insufficient quality by Landlord or the Project Architect.

6. Tenant and sign contractor shall be responsible for any expenses relating to penetrations, leaks and/or defacement caused by sign contractor.

7. All signs and the installation must comply with all of the City's local building and electrical codes. Tenant shall consult the City's sign ordinance for any items not covered in this criteria. 1.

Landlord's Initials:_____________________        Tenant's Initials X

8. Tenant will be permitted to place in the upper window panel to the right of each entrance of its demised premises not more than 114 square inches of Roman "Stenso" lettering by Dennison (or equal) not exceed 2" in height, indicating hours of business, telephone, etc. NO OTHER WINDOW SIGNS WILL BE ALLOWED, including, but not limited to, temporary signs, sales banners, posters and product information without prior written Landlord approval.

9. Location and spacing of the signs on all buildings shall be at a location, which centers on that Tenant space, or as approved by Landlord.

10. Landlord shall approve all signs before making submittals to the City 11. The "Copy and Logo" criteria for each sign shall be as follows:

     A) Tenants shall display only their established trade names, or their basic product name, i.e., "John's Liquor's", or combination thereof.

     B) The copy (letter type) and logos shall be submitted to Landlord for specific approval. Only approved copy and logos shall be incorporated in the signs.

12. Letter style and design is encouraged to be imaginative. Logos and graphics will be evaluated on an individual basis.

13. Rear service doors: Tenant may identify service door for delivery and emergency purposes only. Sign shall be eight (8) inches high by 18 inches long sheet metal plaque affixed to the rear door with a minimum of four (4) self-tapping sheet metal screws. Plaque shall be painted to match building. Letters may be four (4) inches high black, block print.

14. Tenant and sign contractor shall be responsible for guaranteeing that any penetrations made into facia or roof is waterproof.

15. Tenant and sign contractor shall be responsible for guaranteeing that any lettering, sheetmetal enclosures and/or can signs are waterproof. Any penetrations into the building soffit or facia necessitated by the installation of any sign shall be caulked or sealed to assure a watertight enclosure.

Landlord's Initials:_____________________        Tenant's InitialsX

                                  EXHIBIT "E-1"




All signs will need to be approved by the City of El Cajon per sign ordinance.

A.   Monument sign to be approximately 8 feet.

B. If new monument sign is to be installed (if current monument sign is changed or modified).

                                   EXHIBIT "F"


                     [LANDLORD'S NOTICE OF LEASE TERM DATES]


     The undersigned ECTC-LLC, a California Limited Liability Company ("Landlord") and Temecula Valley Bank, N.A. ("Tenant"), parties to that certain Lease Agreement dated February 28, 2001 for the premises located at 301 North Magnolia Avenue, Suite 101, El Cajon, California 92020, agree to the following:

1)   The initial term of the Lese shall commence on 5-1, 2001

2)   The initial term of the Lease shall expire on 5-1, 2006

3)   The Lease has (check one):

     ___ not been amended, modified, supplemented, extended, renewed or assigned.

     ___ been amended, modified, supplemented, extended, renewed or assigned by the agreements listed below.

--------------------------------------------------------------------------------


 LANDLORD:
          ECTC-LLC
          a California Limited Liability Company

 By:       Essex Investments, LLC
           a California Limited Liability Company

 By:       Essex Realty Management its Managing Member

 By:__________________________________________________
           Burrel D. Magnusson President

Date:________________________________________________






TENANT: TEMECULA VALEY BANK N.A.
By: /S/TOM IVORY
Executive Vice President

By: /S/STEPHEN H. WACKNITZ
Chairman of Board, President, CEO

Date: 4-25-01

By: /S/TIM MCDOUGAL 4/25/01
Senior Vice President